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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DTS, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DTS, Inc.
5220 Las Virgenes Road
Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 10, 2012

To Our Stockholders:

        The annual meeting of stockholders of DTS, Inc., a Delaware corporation, will be held at 10:00 a.m., local time, on May 10, 2012, at the Mediterraneo Room at the Westlake Village Inn, 32037 Agoura Road, Westlake Village, CA 91361, for the following purposes:

  1.
  To elect two members of the Board of Directors, whose terms are described in the Proxy Statement;

  2.
  To approve the DTS, Inc. 2012 Equity Incentive Plan;

  3.
  To vote on an advisory (non-binding) basis on the compensation of our named executive officers;

  4.
  To ratify the appointment of Grant Thornton LLP to serve as our independent registered public accountants for the 2012 fiscal year; and

  5.
  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        Holders of record of DTS, Inc. Common Stock at the close of business on April 2, 2012, are entitled to vote at the meeting.

        In addition to the Proxy Statement, proxy card and voting instructions, a copy of DTS, Inc.'s annual report on Form 10-K, which is not part of the proxy soliciting materials, is enclosed.

        It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning a proxy card in the enclosed, postage-prepaid envelope. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the enclosed Proxy Statement.

                      By Order of the Board of Directors,

                      Blake A. Welcher,
                       Executive Vice President, Legal, General Counsel,
                      and Corporate Secretary

Calabasas, California
April 10, 2012

DTS, Inc.
5220 Las Virgenes Road
Calabasas, California 91302

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2012

        This Proxy Statement is furnished on behalf of the Board of Directors of DTS, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held on May 10, 2012 at 10:00 a.m., local time, and at any postponement or adjournment thereof. The annual meeting will be held at the Mediterraneo Room at the Westlake Village Inn, 32037 Agoura Road, Westlake Village, CA 91361.

        These proxy solicitation materials were first mailed on or about April 11, 2012 to all stockholders entitled to vote at the annual meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, stockholders will vote on: (1) the election of two Class III directors, (2) the approval of the DTS, Inc. 2012 Equity Incentive Plan, (3) an advisory (non-binding) basis on the compensation of our named executive officers, (4) the ratification of Grant Thornton LLP to serve as the Company's independent registered public accountants for the 2012 fiscal year and (5) any other business that may properly come before the meeting.

Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, April 2, 2012, are entitled to vote at the annual meeting or any postponement or adjournment of the meeting. For ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices located at 5220 Las Virgenes Road, Calabasas, California, 91302.

What are the Board of Directors' recommendations on the proposals?

        The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board unanimously recommends a vote FOR each of the nominees for director, FOR the approval of the DTS, Inc. 2012 Equity Incentive Plan, FOR the compensation of our named executive officers and FOR the ratification of the appointment of Grant Thornton LLP as independent registered public accountants of the Company.

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the annual meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, according to their own best judgment. At the date this Proxy Statement went to press, we did not know of any other matters that are to be presented at the annual meeting.

How do I vote my shares at the annual meeting?

        Sign and date each proxy card you receive and return it in the postage-prepaid envelope enclosed with your proxy materials. If you are a registered stockholder and attend the annual meeting, then you may deliver your completed proxy card in person or you may vote in person at the annual meeting.

        If your shares are held in "street name" by your broker or bank, you will receive a form from your broker or bank seeking instructions as to how your shares should be voted. If you do not instruct your broker or bank how to vote, your broker or bank may vote your shares if it has discretionary power to vote on a particular matter.

Can I change my vote after I return my proxy card?

        Yes, you may revoke or change your proxy at any time before the annual meeting by filing with Blake Welcher, our Executive Vice President, Legal, General Counsel and Corporate Secretary, at 5220 Las Virgenes Road, Calabasas, California, 91302, a notice of revocation or another signed proxy card with a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

Who will count the votes?

        Our Executive Vice President, Legal, General Counsel, and Corporate Secretary will count the votes and act as the inspector of election.

What does it mean if I get more than one proxy card?

        If your shares are registered differently or are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, Computershare Trust Company, N.A. (877) 282-1168, or, if your shares are held in street name, by contacting the broker or bank that holds your shares.

How many shares can vote?

        As of the record date, April 2, 2012, 16,497,490 shares of our Common Stock were outstanding. Every stockholder is entitled to one vote for each share of Common Stock held.

What is a quorum?

        The presence at the meeting in person or by proxy of holders of a majority of the outstanding shares of our stock entitled to vote at the meeting will constitute a quorum. A quorum must be met in order to hold the meeting and transact any business, including voting on proposals. Proxies marked as abstaining on any matter to be acted upon by stockholders and "broker non-votes", described below, will be treated as present for purposes of determining if a quorum is present.

What vote is required to approve each proposal?

        If a quorum is present: (i) the nominees for director who receive a plurality of the votes, which means that the two director nominees receiving the highest number of "For" votes, will become Class III directors, (ii) the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the DTS, Inc. 2012 Equity Incentive Plan, (iii) the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve our executive compensation proposal and (iv) the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accountants.

What are broker non-votes?

        Broker non-votes are shares held by brokers that do not have discretionary authority to vote on a matter and have not received voting instructions from their clients. If your broker holds your shares in its name (referred to as "street name") and you do not instruct your broker how to vote, your broker will not have discretion to vote your shares on any of the matters, other than the matter regarding ratification of the appointment of Grant Thornton LLP as the company's independent registered public accountants. Broker non-votes will be counted as shares present for the purpose of determining the presence of a quorum. Broker non-votes will have no effect on any of the proposals. We encourage you to provide instructions to your broker regarding the voting of your shares.

What happens if I abstain?

        Proxies marked "abstain" will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, they will be treated as a "no" or "none" vote. Abstentions will have no effect on the election of directors.

How will DTS solicit proxies?

        We have retained Computershare Trust Company, N.A. and MacKenzie Partners, Inc. to assist in the distribution of proxy materials. The costs and expenses of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders will be borne by us. We have retained MacKenzie Partners, Inc. as our proxy solicitor to assist in soliciting proxies and we will bear these costs, which we expect will be approximately $7,500. Proxies may also be solicited in person, by telephone, or by facsimile by our directors, officers, and employees without additional compensation being paid to these persons.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2012

        This is our Proxy Statement for our annual meeting of stockholders to be held on May 10, 2012. Financial and other information concerning DTS, Inc. is contained in our annual report on Form 10-K for the fiscal year ended December 31, 2011. A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of our notice of annual meeting, Proxy Statement, proxy card and annual report on Form 10-K, may be viewed at: https://materials.proxyvote.com/23335C

ITEM 1—ELECTION OF DIRECTORS

        The Board of Directors currently consists of seven persons and is divided into three classes of directors with staggered three-year terms. There are three Class I directors, two Class II directors, and two Class III directors. The three Class I directors currently consist of Mr. Craig S. Andrews, Mr. L. Gregory Ballard, and Mr. Bradford D. Duea. The two Class II directors currently consist of Mr. Joerg D. Agin and Mr. Jon E Kirchner. The two Class III directors currently consist of Ms. V. Sue Molina and Mr. Ronald N. Stone.

        The term of the Class III directors will expire at the annual meeting this year. The Nominating/Corporate Governance Committee of the Board has nominated Ms. Molina and Mr. Stone for election at the annual meeting to serve as Class III directors. You can find information about Ms. Molina and Mr. Stone below. A director elected to Class III will serve for a term of three years, expiring at the 2015 annual meeting of stockholders, or until his successor is duly elected and qualified or his earlier death, resignation or removal.

        The persons named in the proxy card will vote such proxy for the election of Ms. Molina and Mr. Stone unless you indicate that your vote should be withheld or abstained from voting. You cannot vote for a greater number of directors than two. If elected, Ms. Molina and Mr. Stone will continue in office until our 2015 annual meeting of stockholders or until their successors have been duly elected and qualified or until the earlier of their respective death, resignation or retirement. Ms. Molina and Mr. Stone have each indicated to the Company that they will serve if elected. We do not anticipate that Ms. Molina and Mr. Stone will be unable to stand for election, but, if that happens, your proxy will be voted in favor of another person nominated by the Board. We anticipate that the Board of Directors will consist of seven persons immediately following the annual meeting.

        The Board of Directors recommends a vote "FOR" the election of Ms. Molina and Mr. Stone as directors.

Nominees and Continuing Directors

        Each of our directors brings to our Board extensive management and leadership experience gained through their service as executives and has diverse experience relating to strategy, operations, capital, risk, managing technology innovations and business cycles management. In addition, most current directors bring public company board experience—either significant experience on other boards or long service on our Board—that broadens their knowledge of board policies and processes, rules and regulations, and issues and solutions. Collectively, this embodiment of knowledge and experience also allows our board to efficiently address the various actions of regulatory agencies and shareholder groups seeking changes/developments in corporate governance. The Nominating/Corporate Governance Committee's process to recommend qualified director candidates is described under the section titled "Nominating/Corporate Governance Committee" below. In the paragraphs below, we describe specific individual qualifications and skills of our directors that contribute to the overall effectiveness of our Board and its committees.

        Set forth below are the names of the nominees for election to the office of director and each current director whose term does not expire at this time, along with their ages, the year first elected as a director, their present positions, principal occupations and public company directorships held in the past five or more years.

NOMINEES FOR TERM EXPIRING AT THE
ANNUAL MEETING OF STOCKHOLDERS IN 2015

        V. Sue Molina, 63, has served on our Board of Directors since January 2008, and currently serves as Chair of our Nominating/Corporate Governance Committee and serves on our Audit Committee. From November 1997 until her retirement in May 2004, she was a tax partner at Deloitte & Touche LLP, an international accounting firm, serving from 2000 until May 2004 as the national partner in charge of Deloitte's Initiative for the Retention and Advancement of Women. Prior to that, she spent twenty years with Ernst & Young LLP, an international accounting firm, the last ten years as a partner. From August 2006 to May 2009, Ms. Molina served as a member of the Board of Directors and Audit Committee, and was Chair of the Compensation Committee of Sucampo Pharmaceuticals, Inc., a pharmaceutical company. Currently, Ms. Molina is a member of the Board of Directors, Chair of the Audit Committee and a member of the Compensation Committee of Royal Neighbors of America, a fraternal insurance company. She holds a B.S.B.A. and a Masters of Accounting degree from the University of Arizona. Ms. Molina was selected to serve on our Board due to her extensive accounting and financial expertise and her experience in advising Boards and serving on Boards of public companies.

        Ronald N. Stone, 68, has served as a member of our Board of Directors since April 2004, and currently serves as Chair of our Audit Committee and also serves on our Compensation Committee.

Mr. Stone is currently President of Stone Consulting, Inc., a firm providing consulting services to the consumer electronics and real estate industries. Until April 2005, Mr. Stone served as an advisor to Pioneer Electronics (USA) Inc., a global consumer electronics company, a role he held after he retired from Pioneer in May 2003. At the time of his retirement, Mr. Stone served as president of Pioneer's Customer Support Division, a position he had held since March 2000. The Customer Support Division was responsible for product services, accessories, and after-sales operations for several Pioneer entities. Prior to his position as president of the Customer Support Division, Mr. Stone served as executive vice president and Chief Financial Officer of Pioneer Electronics (USA) Inc. since 1985. Mr. Stone also served on the board of directors of Pioneer and several of its North American subsidiaries. Mr. Stone began his career with Pioneer Electronics in 1975. Mr. Stone served on the executive committee of the Consumer Electronics Association (CEA), owner of the International Consumer Electronics Show® for more than 15 years, and is a former chairman of that organization's board of directors. He also serves on the UCLA Medical Center board of advisors and on its Information Technology and Finance committees. Mr. Stone received his bachelor's degree in accounting from the University of Southern California. He is a Certified Public Accountant. Mr. Stone was selected to serve on our Board due to his broad and deep experience in the consumer electronics industry, his extensive accounting and financial expertise and his extensive experience as a senior executive.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE
ANNUAL MEETING OF STOCKHOLDERS IN 2013

        Craig S. Andrews, 59, has served as a member of our Board of Directors since June 2010, and currently serves as Chair of our Compensation Committee and also serves on our Nominating/Corporate Governance Committee. Mr. Andrews has been Of Counsel to the law firm of DLA Piper LLP (US) since January 2010, and was a partner at the firm from May 2008 through December 2009. Mr. Andrews has also been Chief Operating Officer of Renova Therapeutics, Inc., a privately held gene therapy company, since June 2008. From March 2003 to June 2008, he was a shareholder of Heller Ehrman, LLP. From March 1987 to February 2003, he was a partner in the Brobeck, Phleger & Harrison law firm, other than for the period from May 2000 to January 2002, during which he spent time as the vice-president of business development at Air Fiber, Inc., a private telecommunications company, and as a partner at the law firm of Latham & Watkins. Mr. Andrews has been advising boards of directors of public and private companies for over 25 years, with a focus in representing emerging-growth companies, as well as an expertise in general business and corporate law. Mr. Andrews has played an important role in the formation and development of numerous companies. From September 1999 until August 2010, he was a director of Rubio's Restaurants, Inc. (formerly a NASDAQ listed company), where he was the chairman of the nominating and corporate governance committee and a member of the company's compensation committee. He has previously served as director of numerous other public and private companies, including Encad, Inc. (formerly a NASDAQ listed company), and Collateral Therapeutics, Inc. (formerly a NASDAQ listed company). Mr. Andrews received a Bachelors of Arts degree from the University of California Los Angeles, and a J.D. from the University of Michigan. Mr. Andrews was selected to serve on our Board due to his vast experience in advising boards and companies with respect to legal and general business matters.

        L. Gregory Ballard, 58, has served as a member of our Board of Directors since May 2008, and, since February 2011, has served on our Nominating/Corporate Governance Committee. He currently serves as Senior Vice President, Digital Games for Warner Bros Interactive Entertainment. From May 2010 to September 2010, Mr. Ballard served as Chief Executive Officer of Transpera, Inc. a mobile video advertising network. From October 2003 through December 2009, Mr. Ballard served as President & Chief Executive Officer of Glu Mobile Inc., a publisher of mobile video games. In recent years, Mr. Ballard served on the board of Pinnacle Systems, Inc., Imagine Games Network and THQ Inc. He has also served on the Compensation Committee of Pinnacle Systems, Inc. Prior to joining Glu Mobile in October of 2003, Mr. Ballard consulted for Virgin USA, Inc. from April 2003 to

September 2003. Prior to then, he served as Chief Executive Officer at SONICblue Incorporated, a manufacturer of ReplayTV digital video recorders and Rio digital music players, from August 2002 to April 2003, when it filed for Chapter 11 bankruptcy protection. Mr. Ballard was also Executive Vice President of Marketing and Product Management at SONICblue from April 2002 to August 2002. Between July 2001 and April 2002, Mr. Ballard worked as a consultant. Mr. Ballard served as Chief Executive Officer of MyFamily.com, Inc., a subscription-based Internet service, from January 2000 to July 2001. Previously, he served as Chief Executive Officer or in another senior executive capacity with 3dfx Interactive, Inc., an advanced graphics chip manufacturer, Warner Custom Music Corp., a division of Time Warner, Inc., Capcom Entertainment, Inc., a developer and publisher of video games, and Digital Pictures, Inc., a video game developer and publisher. Mr. Ballard holds a B.A. degree in Political Science from the University of Redlands and a J.D. from Harvard Law School. Mr. Ballard was selected to serve on our Board due to his substantial experience as an executive and chief executive officer with a number of public and private companies in areas related to the Company's business.

        Bradford D. Duea, 43, has served as a member of our Board of Directors since March 2010, and also serves on our Compensation Committee. Mr. Duea currently serves as Senior Vice President, Value Added Services for T-Mobile USA. Mr. Duea is responsible for T-Mobile USA's content business, next generation communication services, mobile portal and related discovery products, search and advertising business, its mobile broadband business, including emerging devices such as tablets, and its wholesale business, including mobile virtual network operators and machine to machine businesses. Mr. Duea initially joined T-Mobile in April 2010 as General Manager and Vice President, Communications, Applications and Media and was promoted to his current role in November 2010. From January 2004 until February 2010, Mr. Duea was the President of Napster, Inc. where he was responsible for all international activities, including acting as a board member to Napster Japan (a joint venture with Tower Records Japan) and overseeing the business development activities of the company on a worldwide basis, including Napster Mobile. From May 2003 to January 2004, Mr. Duea served as Vice President, Worldwide Business Development for Roxio, Inc. (which later became Napster, Inc.), where he was responsible for all business development efforts for the company, including those for Napster. Mr. Duea holds a B.A. in Law and Society from the University of California at Santa Barbara, an M.B.A. in Finance and International Business from the University of Southern California, and a J.D. from the University of San Diego. Mr. Duea was selected to serve on our Board due to his background as an executive in the digital media space and his finance and legal background, which will be helpful in evaluating corporate governance and financial matters.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE
ANNUAL MEETING OF STOCKHOLDERS IN 2014

        Joerg D. Agin, 69, has served as a member of our Board of Directors since July 2003, and currently serves as Lead Independent Director and also serves on our Audit Committee. Since September 2001, he has been the President of Agin Consulting, a consulting business engaged for specific project work associated with hybrid and digital motion imaging systems. Mr. Agin retired in September 2001 from the Eastman Kodak Company, a manufacturer and marketer of imaging products. He first joined Kodak in 1967 as an electrical engineer, but, most recently, from 1995 through August 2001, he served as Senior Vice President and President of the company's Entertainment Imaging division. Mr. Agin also worked at MCA/Universal Studios, a motion picture studio, as Senior Vice President, New Technology and Business Development from 1992 through 1995. Mr. Agin is a Fellow of the Society of Motion Pictures & Television Engineers and the recipient of the Technicolor Herbert T. Kalmus Gold Medal Award for outstanding achievement in color motion pictures. Mr. Agin attended MIT Sloan School of Management for Senior Executives, holds a B.S. in Electrical Engineering from the University of Delaware, and an M.B.A. from Pepperdine University. Mr. Agin was selected to serve on our Board due to his extensive knowledge of digital imaging technologies, his familiarity with technology companies and key contacts within the entertainment industry, his prior experience as a senior executive with major international corporations, and his extensive training in corporate governance matters.

        Jon E. Kirchner, 44, has served as our Chairman of the Board of Directors and Chief Executive Officer (or "CEO") since February 2010. From September 2001 to February 2010, he served as our President and Chief Executive Officer. He has been a member of our Board of Directors since August 2002. Since joining us in 1993, Mr. Kirchner has served in a number of capacities. From April 2000 to September 2001, he was our President and Chief Operating Officer. From September 1998 to April 2000, he served as our Executive Vice President of Operations, and from March 1996 to September 1998, he was our Vice President of Finance and Business Development. Mr. Kirchner has also served as our Director of International Operations and Controller. Prior to joining us, Mr. Kirchner worked for the Dispute Analysis and Corporate Recovery and Audit Groups of Price Waterhouse LLP (now PricewaterhouseCoopers, LLP), an international accounting firm. During his tenure at Price Waterhouse LLP, he advised clients on financial and operational restructuring, business turnaround, market positioning, and valuation issues. Mr. Kirchner has experience in a variety of industries including entertainment, high technology, manufacturing, distribution, and transportation. He is a Certified Public Accountant and received a B.A. in Economics, Cum Laude, from Claremont McKenna College. Mr. Kirchner was selected to serve on and lead our Board due to his detailed knowledge of all aspects of the operations of the Company, his accounting background and exposure to a number of industries, giving him sound, practical business judgment. We believe that given the size, scope, complexity and expected rapid growth in our business, that oversight, communication, and direction between the Board and management is best achieved by having our CEO also serve as Chairman of the Board of Directors.

GOVERNANCE OF THE COMPANY

        Pursuant to the Delaware General Corporation Law and our by-laws, our business, property and other affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have seven members of the Board—Mr. Agin, Mr. Andrews, Mr. Ballard, Mr. Duea, Mr. Kirchner, Ms. Molina and Mr. Stone.

Board Leadership

        Our Corporate Governance Guidelines state that the Board is free to choose its Chair in any manner that is in the best interests of the company at the time. When the Chairman also serves as the Company's Chief Executive Officer, as Mr. Kirchner does, or when the Chair is not independent, the Board, by majority vote of the Independent Directors, may designate an Independent Director to serve as the "Lead Independent Director." Mr. Agin currently serves as the Lead Independent Director. The Board believes that this leadership structure is best for the company at the current time, as it appropriately balances the need for the Chief Executive Officer to run the company on a day-to-day basis with involvement and authority vested in an outside independent Board member—the Lead Independent Director. The role of our Lead Independent Director is fundamental to our decision to combine the Chief Executive Officer and Chairman positions. Our Lead Independent Director assumes many functions traditionally within the purview of a Chairman of the Board. Under our Corporate Governance Guidelines, our Lead Independent Director must be independent, and the specific responsibilities of the Lead Independent Director (if so designated) are as follows:

  •
  Act as a principal liaison between the Independent Directors and the Chairman on sensitive issues;

  •
  Develop the agenda for and moderate executive sessions of the Board's Independent Directors;

  •
  Provide feedback to the Chairman regarding matters discussed in executive sessions of the Independent Directors;

  •
  Work in collaboration with the Chairman in developing the agendas for Board meetings;

  •
  Consult with the Chairman as to an appropriate schedule of Board meetings, seeking to ensure that the Independent Directors can perform their duties responsibly while not interfering with the flow of Company operations;

  •
  Consult with the Chairman as to the quality, quantity, and timeliness of the flow of information from Company management that is necessary for the Independent Directors to effectively and responsibly perform their duties;

  •
  Preside at any meeting of the Board at which the Chairman is not present;

  •
  Work in collaboration with the Nominating/Corporate Governance Committee and the Chairman with respect to the implementation and periodic review and, as appropriate, alteration of the Company's Corporate Governance Guidelines.

  •
  Develop a Board plan with regard to potential crisis management issues;

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  Assist in the development of the Board's competency around dealing with crisis management issues;

  •
  Regularly seek feedback and evaluate the Board's interest in modifying its existing procedures for evaluating Board performance including conducting peer to peer Board evaluations;

  •
  Work with Nominating/Corporate Governance Committee Chair to recommend, clarify or enhance Board educational programs, needs, and requirements;

  •
  Work with Chairman and Board Secretary to enhance the productivity and efficiency of Board meetings;

  •
  On a case-by-case basis, address sensitive/dysfunctional issues related to the Board and help facilitate a path to resolution; and

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  Work with Board Secretary to incorporate new technology software and hardware to enhance the overall productivity and efficiency of Board meetings.

Risk Management

        Pursuant to our Corporate Governance Guidelines, the Board's Risk Management Process includes reviewing and assessing business enterprise risk and other major risks facing the company, and evaluating management's approach to addressing such risks. On an ongoing basis, the Board and the Company, in the development and implementation of its strategic growth initiatives, discuss key risks facing the company, plans for addressing these risks and the company's risk management practices overall. In addition, our Board committees consider and address risk as they perform their respective committee responsibilities. For example, financial risks are overseen by our Audit Committee and our internal audit group, our Compensation Committee periodically reviews the Company's compensation programs to assure that they do not encourage excessive risk-taking, and our Nominating/Corporate Governance Committee is tasked with discussing and monitoring best practices for managing all levels of risk. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise risk.

        Our management is responsible for day-to-day risk management and regularly reports on risks to the Board or relevant Board committee. With help from the internal audit group as to internal and disclosure control risks, management monitors and tests company-wide policies and procedures, and manages the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance reporting levels.

        We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Compensation Risk Assessment

        In setting each element of executive compensation, the Compensation Committee considers the level of risk-taking that any element may promote. Our Compensation Committee believes it is important to incentivize our executive officers to achieve annual company and individual objectives, but balance promotion of such short-term interests with incentives that promote building long-term stockholder value. The Compensation Committee believes the amount of long-term equity incentives included in our executive compensation packages mitigates the potential for excessive short-term risk-taking. All of our named executive officers' equity awards vest over a period of time, generally annually over four years from the date of grant, and the Compensation Committee has historically granted additional equity awards annually.

        Our Compensation Committee has conducted an internal assessment of our compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. The Committee concluded that the Company's compensation programs do not motivate excessive risk-taking and any risks involved in compensation are unlikely to have a material adverse effect on the Company. Included in the analysis were such factors as the behaviors being induced by our fixed and variable pay components, the balance of short-term and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels, the oversight of our Compensation Committee in the operation of our incentive plans and the high level of board involvement in approving material investments and capital expenditures.

Committees of the Board

        The Board has three standing committees, with the following members:

        Mr. Agin, Mr. Andrews, Mr. Ballard, Mr. Duea, Ms. Molina and Mr. Stone are not, and have never been, employees of our Company or any of our subsidiaries and the Board has determined that each of these directors is independent in accordance with the requirements regarding director independence set forth under applicable rules of the NASDAQ Stock Market.

        The Board has adopted a charter for each of the three standing committees. The Board has also adopted a code of ethics and a code of conduct that apply to all of our employees, officers and directors. You can find links to these materials on our website at www.dts.com under the "Investor Relations" and "Corporate Governance" links. The information on our website is not incorporated by reference in this Proxy Statement.

        During 2011, the Board held nine meetings and the three standing committees held the number of meetings indicated above. Each director attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she was a director, and (ii) the total number of meetings of all committees of the Board on which he or she served during the period that he or she served. Although the Company has no formal policy regarding director attendance at annual meetings, it does expect all members of the Board to attend the 2012 annual meeting. All nominees for director and continuing members of our Board attended the 2011 annual meeting.

Audit Committee

        Each member of the Audit Committee is independent as determined by the NASDAQ Stock Market listing standards as they apply to Audit Committee members. The Audit Committee is a standing committee of, and operates under a written charter adopted by, our Board of Directors. The Audit Committee reviews and monitors our financial statements and accounting practices, appoints, determines the independence of and funding for, and oversees our independent registered public accountants, reviews the results and scope of the Company's annual audit and other services provided by our independent registered public accountants, reviews and evaluates our audit and control functions and reviews and approves any related party transactions. Mr. Stone chairs the Audit Committee. The Audit Committee met six times during 2011.

        Audit Committee Financial Expert.    The Board has determined that Ms. Molina and Mr. Stone each qualify as an "audit committee financial expert" under the rules of the Securities and Exchange Commission.

Compensation Committee

        Each member of the Compensation Committee is independent as determined by the NASDAQ Stock Market listing standards. The Compensation Committee makes decisions and recommendations regarding salaries, benefits, and incentive compensation for our directors and executive officers and administers our incentive compensation and benefit plans, including our 2003 Equity Incentive Plan, our 2005 Performance Incentive Plan, and ultimately, our 2012 Equity Incentive Plan. Mr. Andrews chairs the Compensation Committee. The Compensation Committee met eight times during 2011.

Nominating/Corporate Governance Committee

        Each member of the Nominating/Corporate Governance Committee is independent for the purposes of the NASDAQ Stock Market listing standards. Ms. Molina chairs the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee met four times during 2011. The Nominating/Corporate Governance Committee assists the Board of Directors in fulfilling its responsibilities by:

  •
  identifying and approving individuals qualified to serve as members of our Board of Directors;

  •
  selecting director nominees for each election of directors;

  •
  overseeing and administering the Board's evaluation of its performance; and

  •
  developing and recommending to our Board updated Corporate Governance Guidelines and providing oversight with respect to corporate governance and ethical conduct.

        While we do not have a formal diversity policy, we do seek a diversified Board. Our Nominating/Corporate Governance Committee believes it's important for our Board to have diversity and takes into account a number of the following factors when considering director nominees:

  •
  independence from management;

  •
  age, gender and ethnic background;

  •
  educational and professional background;

  •
  relevant business experience;

  •
  judgment, skill, integrity and reputation;

  •
  existing commitments to other businesses and service on other boards;

  •
  potential conflicts of interest with other pursuits;

  •
  legal considerations such as antitrust issues;

  •
  corporate governance background;

  •
  financial and accounting background, to enable the committee to determine whether the candidate would be suitable for audit committee membership;

  •
  executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

  •
  the size and composition of the existing Board.

        Before nominating a sitting director for re-election at an annual meeting, the committee will further consider:

  •
  the director's performance on the Board; and

  •
  whether the director's re-election would be consistent with the Company's governance guidelines.

        The Nominating/Corporate Governance Committee discussed these factors in identifying the two nominees for our Class III directors.

        The Nominating/Corporate Governance Committee will also consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Company's Corporate Secretary and include the following information:

  •
  a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

  •
  the name of and contact information for the candidate;

  •
  a detailed statement of the candidate's business and educational experience as well as how the candidate supports the diversity factors above;

  •
  information regarding the candidate, as required from time to time by the Nominating/Corporate Governance Committee, and as disclosed in the Company's annual Proxy Statement sufficient to enable the committee to evaluate the candidate;

  •
  a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

  •
  detailed information about any relationship or understanding between the proposing stockholder and its affiliates and associates, on the one hand, and the candidate, on the other hand;

  •
  a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected; and

  •
  any other information or other documents or agreements required of a Director nominee.

Other Committees

        Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Stockholder Communications with Directors and Management

        Any stockholder who desires to contact any member of our Board of Directors or management can write to:

    DTS, Inc.
    Attn: Stockholder Relations
    5220 Las Virgenes Road
    Calabasas, California, 91302

        Your letter should indicate that you are a DTS stockholder. Depending on the subject matter, our stockholder relations personnel will:

  •
  forward the communication to the Director or Directors to whom it is addressed;

  •
  forward the communication to the appropriate management personnel;

  •
  attempt to handle the inquiry directly, for example where it is a request for information about the Company, or it is a stock-related matter; or

  •
  not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

Compensation of Directors

        We currently pay each of our non-employee directors an annual retainer of $35,000, and our Lead Independent Director an annual retainer of $50,000. In addition, we pay each of our non-employee directors the following annual retainers for their service as a member, or chair, as applicable, of our Board committees:

Annual Retainers for Committee Members:
Audit Committee	$7,000
Compensation Committee	$5,000
Nominating/Corporate Governance Committee	$4,000
Annual Retainers for Committee Chairs:
Audit Committee	$20,000
Compensation Committee	$12,000
Nominating/Corporate Governance Committee	$8,000

        All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director's service on the Board or applicable committee. We also reimburse all non-employee directors for reasonable expenses related to our Board of Directors or committee meetings.

        In addition, our 2003 Equity Incentive Plan, as amended (the "2003 Plan"), provides for automatic grants of stock options and restricted stock, awards or units, to our non-employee directors in order to provide them with additional incentives and thereby promote the success of our business. In 2011, the 2003 Plan provided for an annual grant of an option to purchase 6,000 shares of our common stock, as well as 2,000 restricted stock units of our common stock for each continuing non-employee director on the date of each annual meeting of the stockholders. In addition, the 2003 Plan also provided for each newly elected or appointed non-employee director an initial, automatic grant of an option to purchase 9,000 shares of our common stock, as well as 3,000 restricted stock units of our common stock. However, a non-employee director who receives an initial stock option grant and restricted stock units grant on, or within a period of six months prior to, the date of an annual meeting of stockholders will not receive an annual stock option grant and restricted stock units grant with respect to that annual stockholders' meeting. Each initial and annual option will have an exercise price equal to the fair market value of a share of our common stock on the date of grant and will have a term of ten years.

        The vesting terms of the automatic equity awards to our non-employee directors are as follows: (i) initial restricted stock awards granted to newly elected or appointed non-employee directors vest over a period of three years in three equal installments on each anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, the Company; (ii) initial stock option awards granted to newly elected or appointed non-employee directors vest and become exercisable in 36 equal installments on each monthly anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, the Company; (iii) annual restricted stock units granted to non-employee directors who have served as such for at least six months prior to the annual meeting of stockholders vest in full on the one year anniversary of the date of grant as long as the non-employee director has continuously remained a director of, or consultant to, the Company through such anniversary date; and (iv) annual stock option awards granted to non-employee directors who have served as such for at least six months prior to the annual meeting of stockholders vest and become exercisable in 24 equal installments on each monthly anniversary of the date of grant for so long as the non-employee director continuously remains a director of, or a consultant to, the Company.

        All automatic non-employee director options granted under the 2003 Plan will be non-statutory stock options. Options must be exercised, if at all, within three months after a non-employee director's termination of service, except in the case of death in which event the director's estate shall have one year from the date of death to exercise the option. However, in no event shall any option granted to a director be exercisable later than the expiration of the option's term. In the event of our merger with another corporation or another change of control, all outstanding options, restricted stock, awards and units, held by non-employee directors will vest in full.

        The following table shows compensation information for our non-employee directors for fiscal year 2011.

2011 DIRECTOR COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name(1)	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ronald N. Stone	$59,500	$87,820	$102,857	—	—	—	$250,177
Craig S. Andrews	$56,500	$87,820	$102,857	—	—	—	$247,177
Joerg D. Agin	$54,500	$87,820	$102,857	—	—	—	$245,177
V. Sue Molina	$47,500	$87,820	$102,857	—	—	—	$238,177
Bradford D. Duea	$39,500	$87,820	$102,857	—	—	—	$230,177
L. Gregory Ballard	$35,500	$87,820	$102,857	—	—	—	$226,177
C. Ann Busby(2)	$17,000	—	—	—	—	—	$17,000

(1)
Jon E. Kirchner, our Chairman and Chief Executive Officer, is not included in this table because he did not receive compensation for his service as a director. The compensation received by Mr. Kirchner is shown in the Summary Compensation Table.

(2)
Ms. Busby retired from our board of directors on May 12, 2011.

(3)
The Company pays each of its non-employee directors cash amounts as described above.

(4)
Reflects the aggregate grant date fair value of stock awards granted by us in 2011, as determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"). Pursuant to the 2003 Plan, our non-employee directors each received an automatic grant of 2,000 restricted stock units on May 12, 2011, the date of our annual meeting of stockholders. Pursuant to GAAP, the grant date fair value of each of those awards was $87,820, which is based on the grant date fair value per share of $43.91, which was the closing price of our common stock on May 12, 2011. As of December 31, 2011, Mr. Duea and Mr. Andrews each held an additional 2,000 shares of unvested stock awards. These additional shares were granted in 2010 pursuant to the 2003 Plan and in conjunction with each of their elections to our board of directors. As of December 31, 2011, the other non-employee directors did not hold any other unvested stock awards.

(5)
Reflects the aggregate grant date fair value of option awards granted by us in 2011, as determined in accordance with GAAP. Compensation expense is calculated based on the grant date fair value of the stock options, which is based on the Black-Scholes option valuation method using the assumptions described in Footnote 11, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2012. Pursuant to the 2003 Plan, our non-employee directors each received an automatic grant of an option to purchase 6,000 shares of our common stock on May 12, 2011, the date of our annual meeting of stockholders. Pursuant to GAAP, the grant date fair value of each option automatically granted on May 12, 2011, determined using the Black-Scholes method was $102,857. As of December 31, 2011, our non-employee directors had outstanding options to purchase the following aggregate number of shares of our common stock: Ronald N. Stone: 32,500; Craig S. Andrews: 15,000; Joerg D. Agin: 17,000; V. Sue Molina: 34,500; Bradford D. Duea: 15,000; L. Gregory Ballard: 23,500; C. Ann Busby: zero.

 ITEM 2—APPROVAL OF THE DTS, INC. 2012 EQUITY INCENTIVE PLAN

        At the annual meeting, the stockholders will be asked to approve the DTS, Inc. 2012 Equity Incentive Plan (the "2012 Plan"). The Board of Directors adopted the 2012 Plan on April 9, 2012, subject to and effective upon stockholder approval. The 2012 Plan is intended to replace our 2003 Equity Incentive Plan (the "Predecessor Plan"). If stockholders approve the 2012 Plan, it will become effective on the day of the annual meeting, and no further awards will be granted under the Predecessor Plan, which will be terminated.

        We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees, directors and other service providers of the highest caliber. One of the tools our Board of Directors regards as essential in addressing these challenges is a competitive equity incentive program. Our equity compensation program is designed to provide a vehicle under which a variety of stock-based and other awards can be granted to service providers (including, employees, consultants and directors) of the Company.

        The 2012 Plan authorizes the Compensation Committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards, cash-based awards and deferred compensation awards. Under the 2012 Plan, we will be authorized to issue up to 1,500,000 shares, increased by the number of shares subject to any option or other award outstanding under the Predecessor Plan that expires or is forfeited for any reason after the date of the annual meeting.

        As of April 9, 2012, options were outstanding under the Predecessor Plan for a total of 2,640,548 shares of our common stock and a total of 545,571 shares remained subject to unvested awards of restricted stock and restricted stock units outstanding under the Predecessor Plan. As of that date, a total of 1,033,267 shares remained available for the future grant of awards under the Predecessor Plan. If additional awards are made under the Predecessor Plan, the awards will reduce the 1,500,000. The Predecessor Plan will be terminated upon stockholder approval of the 2012 Plan.

        Key differences between the 2012 Plan and the Predecessor Plan are:

  •
  Stock options and stock appreciation rights may not be repriced without the approval of our stockholders.

  •
  No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.

  •
  Each share subject to a "full value" award (i.e., an award settled in stock, other than an option, stock appreciation right or other award that requires the participant to purchase shares for monetary consideration equal to their fair market value at grant) will reduce the number of shares remaining available for grant under the 2012 Plan by 1.71 shares.

  •
  The 2012 Plan establishes an expanded list of measures of business and financial performance from which the Compensation Committee may construct predetermined performance goals that must be met for an award to vest.

  •
  The 2012 Plan permits the grant of deferred compensation awards.

  •
  The 2012 Plan does not contain an evergreen provision and only those shares authorized for issuance under the 2012 Plan, increased by expired awards or forfeited from the Predecessor Plan are available for grant under the 2012 Plan.

        The 2012 Plan is designed to help the Company comply with the rules relating to its ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code (the "Code") generally denies a corporate tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer or any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares, performance units and certain other stock-based awards and cash-based awards granted under the 2012 Plan that are intended to qualify as "performance-based" within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2012 Plan. By approving the 2012 Plan, the stockholders will be specifically approving, among other things:

  •
  the eligibility requirements for participation in the 2012 Plan;

  •
  the maximum numbers of shares for which stock-based awards may be granted to an employee in any fiscal year;

  •
  the maximum dollar amount that a participant may receive under a cash-based award for each fiscal year contained in the performance period; and

  •
  the performance measures that may be used by the Compensation Committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified performance-based compensation.

        While we believe that compensation provided by such awards under the 2012 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based.

        The Board of Directors believes that the 2012 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants and directors essential to our success and in motivating these individuals to strive to meet our goals. Therefore, the Board urges stockholders to vote to approve the adoption of the 2012 Plan.

Summary of the 2012 Plan

        The following summarizes the principal features of the 2012 Plan which is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.

  General

        The purpose of the 2012 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards.

  Authorized Shares

        The maximum aggregate number of shares authorized for issuance under the 2012 Plan is the sum of 1,500,000 shares plus additional shares, comprised of the number of shares subject to any option or other award outstanding under the Predecessor Plan that expires or is forfeited for any reason after the date of the annual meeting. As of April 9, 2012, there were 3,186,119 shares subject to unexercised options and other awards remaining unvested and subject to potential forfeiture under the Predecessor Plan.

  Share Counting

        Each share subject to a stock option, stock appreciation right, or other award that requires the participant to purchase shares for their fair market value determined at the time of grant will reduce the number of shares remaining available for grant under the 2012 Plan by one share. However, each share subject to a "full value" award (i.e., an award settled in stock, other than an option, stock appreciation right, or other award that requires the participant to purchase shares for their fair market value determined at grant) will reduce the number of shares remaining available for grant under the 2012 Plan by 1.71 shares.

        If any award granted under the 2012 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant's purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2012 Plan. Shares will not be treated as having been issued under the 2012 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2012 Plan. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the 2012 Plan will be reduced by the gross number of shares for which the award is exercised.

  Adjustments for Capital Structure Changes

        Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2012 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the Compensation Committee also has the discretion under the 2012 Plan to adjust other terms of outstanding awards as it deems appropriate.

  Other Award Limits

        To enable compensation provided in connection with certain types of awards intended to qualify as "performance-based" within the meaning of Section 162(m) of the Code, the 2012 Plan establishes a limit on the maximum aggregate number of shares or dollar value for which such awards may be granted to an employee in any fiscal year which are intended to qualify as performance-based awards under Section 162(m) of the Code, as follows:

  •
  No more than 500,000 shares under stock-based awards; except that with respect to a new-hire, this limit shall be 750,000 shares.

  •
  No more than $7,500,000 for each full fiscal year contained in the performance period under cash-based awards.

        Such limits shall not apply in the case of awards not intended to qualify under Section 162(m).

        In addition, to comply with applicable tax rules, the 2012 Plan also limits to 1,500,000 the number of shares that may be issued upon the exercise of incentive stock options granted under the 2012 Plan; as adjusted in accordance with the terms of the 2012 Plan.

  Administration

        The 2012 Plan generally will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors retains the right to appoint another of its committees to administer the 2012 Plan or to administer the 2012 Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Code, administration of the 2012 Plan must be by a compensation committee comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this summary, the term "Committee" will refer to either such duly appointed committee or the Board of Directors.) Subject to the provisions of the 2012 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2012 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2012 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2012 Plan. All awards granted under the 2012 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2012 Plan. The Committee will interpret the 2012 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2012 Plan or any award.

  Prohibition of Option and SAR Repricing

        The 2012 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

  Eligibility

        Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of April 9, 2012, we had approximately 266 employees, including seven executive officers, and six non-employee directors who would be eligible under the 2012 Plan.

  Stock Options

        The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than

10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "10% Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. On April 9, 2012, the closing price of our common stock as reported on the NASDAQ Global Market was $29.93 per share.

        The 2012 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant's surrender of a portion of the option shares to the Company.

        Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2012 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant's termination of service, provided that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant's termination for cause (as defined by the 2012 Plan).

        Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. However, a nonstatutory stock option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee.

  Stock Appreciation Rights

        The Committee may grant stock appreciation rights either in tandem with a related option (a "Tandem SAR") or independently of any option (a "Freestanding SAR"). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

        Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee's discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2012 Plan is ten years.

        Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant's lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

  Restricted Stock Awards

        The Committee may grant restricted stock awards under the 2012 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant's termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

  Restricted Stock Units

        The Committee may grant restricted stock units under the 2012 Plan, which represent rights to receive shares of our common stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant's termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.

  Performance Awards

        The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.

        Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; and completion of a joint venture or other corporate transaction.

        The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, peer group, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

        Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a "covered employee" within the meaning of Section 162(m) of the Code (with respect to awards intended to qualify as performance-based awards under Section 162(m) of the Code). However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant's individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares to receive dividend equivalent rights with respect to cash dividends paid on the Company's common stock. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.

  Cash-Based Awards and Other Stock-Based Awards

        The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant's termination of service will be determined by the Committee and set forth in the participant's award agreement.

  Deferred Compensation Awards

        The 2012 Plan authorizes the Committee to establish a deferred compensation award program. If and when implemented, participants designated by the Committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash. The Committee will determine the basis on which the number of shares subject to an equity award granted in lieu of cash compensation will be determined. Such awards will be subject to the applicable provisions of the 2012 Plan.

  Change in Control

        Unless otherwise defined in a participant's award or other agreement with the Company, the 2012 Plan provides that a "Change in Control" occurs upon (a) a person or entity (with certain exceptions described in the 2012 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company's voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

        If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. In general, awards which are not assumed, substituted for or otherwise continued, in connection with a Change in Control will have their vesting accelerate in full such that the Award will be 100% vested and nonforfeitable effective upon the consummation of the Change in Control. In general, any awards which are not assumed, substituted for or otherwise continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The 2012 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect to each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award. The vesting of all awards held by non-employee directors will be accelerated in full upon a Change in Control.

  Awards Subject to Section 409A of the Code

        Certain awards granted under the 2012 Plan may be deemed to constitute "deferred compensation" within the meaning of Section 409A of the Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2012 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2012 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

  Amendment, Suspension or Termination

        The 2012 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2012 Plan following the tenth anniversary of the date the 2012 Plan was adopted by the Board. The Committee may amend, suspend or terminate the 2012 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2012 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2012 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Code, or unless expressly provided in the terms and conditions governing the award.

Summary of U.S. Federal Income Tax Consequences

        The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2012 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

  Incentive Stock Options

        A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

        In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

  Nonstatutory Stock Options

        Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.

  Stock Appreciation Rights

        A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

  Restricted Stock

        A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the "determination date" over the price paid, if any, for such shares. The "determination date" is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

  Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards

        A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under "Restricted Stock." Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under "Restricted Stock"), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

New 2012 Plan Benefits

        No awards will be granted under the 2012 Plan prior to its approval by the stockholders of the Company. All awards will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.

        The Board believes that the proposed adoption of the 2012 Plan is in the best interests of the Company and its stockholders for the reasons stated above.

        The Board of Directors unanimously recommends a vote "FOR" approval of the DTS, Inc. 2012 Equity Incentive Plan.

        Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the approval of the DTS, Inc. 2012 Equity Incentive Plan.

ITEM 3—ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

        The advisory vote on executive compensation is a non-binding vote on the compensation of our "named executive officers," or "NEOs", as described in the Compensation Discussion and Analysis, or CD&A section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote is not a vote on our general compensation policies, the compensation of our directors, or our compensation policies as they relate to risk management, and is only on the compensation of our named executive officers.

        As explained in more detail in the CD&A section of this Proxy Statement, our approach to executive compensation is to pay for results. We hold our executives to stringent performance standards and, as a result, our executive compensation plans are designed to pay well when performance is outstanding and provide more modest compensation when performance is below expectations.

        In support of this objective, we provided a special grant of "market stock units" or "MSUs" to our CEO and other NEOs in 2011. To earn any of these special awards, our "total shareholder return" or "TSR" must meet a minimum level of absolute return and outperform the NASDAQ Composite Total Return Index (the "NASDAQ Index") over a three-year period by at least 10 percentage points. To earn all of the MSUs, our TSR must meet the minimum level of absolute return and outperform the NASDAQ Index by 60 percentage points. As shown in the chart below, this special performance-based grant represented 43% of our CEO's target pay mix for 2011. In total, 78% of our CEO's 2011 pay opportunity was "at risk".

CEO 2011 Target Pay Mix

        Comparing our 2011 performance and our CEO's 2011 realizable pay illustrates the strong link between our pay and our performance, as well as the challenging nature of our performance goals

        Highlights of our performance for the year ended December 31, 2011 include:

  •
  Our revenues increased 11% year over year to $96.9 million, an all-time annual high for us;

  •
  We continued to drive growth in our core markets, with royalties from Blu-ray product markets increasing 31% year over year;

  •
  We expanded our efforts in emerging markets, with royalties from network-connected markets increasing 61% year over year;

  •
  We delivered profitable growth, as evidenced by our operating income increasing to 31% of revenues as compared to 28% of revenues for the same prior year period; and

  •
  Our diluted earnings per share from continuing operations increased 24% year over year to $1.04.

        Despite these strong operating results in a challenging environment, our stock price declined during 2011. In addition, our financial performance was below our internal targets. Given the significant emphasis our program places on "at risk" pay and in light of the rigorous goals established under our executive short- and long-term incentive programs, the realizable pay of our CEO as of the end of fiscal 2011 was only 18% of the target amount.

 Comparison of CEO 2011 Target Pay vs. Realizable Pay at Fiscal Year End

          Target Pay—includes annualized base salary, target cash bonus amount, other compensation paid and the "fair value" at grant of equity awards (i.e., Black Scholes for stock options).

          Realizable Pay—includes annualized base salary, actual cash bonus paid, other compensation paid and the "in-the-money" value of all equity awards issued during 2011 using the closing price of our common stock on December 31, 2011 of $27.24. Realizable Pay assumes equity awards are 100% vested upon grant, even though such awards only vest after three years, in the case of MSUs, and 25% per year over four years, in the case of stock options and restricted stock units.

        To provide additional context for the illustration above, the table below outlines key details of each pay item and provides an update as to the amount of target pay that was "realizable" as of December 31, 2011 for each item.

Item	Description	Update as of Dec. 31, 2011

Market Stock Units (MSUs)

•

TARGET VALUE: $1,859,900

•

43.0% of our CEO's 2011 target pay (largest item)

•

To realize any value from this special award of MSUs:
i.    our TSR must exceed that of the NASDAQ Index by at least 10 percentage points over a three-year period; and

ii.  our TSR must also exceed the greater of a) 20% or b) 15% adjusted for inflation over the same period

•

To earn the target number of MSUs our TSR must exceed that of the NASDAQ Index by 20 percentage points

•

To earn the maximum number of MSUs our TSR must exceed that of the NASDAQ Index by 60 percentage points

•

Earned awards vest 100% at the end of three-years

• REALIZABLE VALUE: $0 If the performance period were to have ended on 12/31/11, all 140,000 of the MSUs would be forfeited since fiscal 2011 TSR was negative

Stock Options

•

TARGET VALUE: $1,011,739

•

23.4% of our CEO's target pay for 2011

•

To realize any value from this award, our stock price must appreciate from the closing price on the date of grant

•

Awards vest 25% per year over four years

•

REALIZABLE VALUE: $0

 The 54,550 options granted to our CEO in 2011 had no currently realizable value as of 12/31/11 since the exercise price ($46.35) was above $27.24 (closing price of our common stock on 12/31/11)

Restricted Stock Units (RSUs)

•

TARGET VALUE: $415,296

•

9.6% of our CEO's target pay for 2011

•

This award was intended to provide a baseline level of retention and shareholder alignment and to support achievement of our CEO's stock ownership guideline

•

Value realized, if any, varies based on stock price

•

Awards vest 25% per year over four years

• REALIZABLE VALUE: $244,070 • Each of the 8,960 RSUs granted had a value of $27.24 as of 12/31/11 for a total value of $244,070

Item	Description	Update as of Dec. 31, 2011

Other Comp

•

TARGET VALUE: Not established

•

< 1.0% of our CEO's target pay in 2011

•

Consistent with our emphasis on at risk pay, we provide very limited executive perquisites and no supplemental retirement plans or pensions

• REALIZABLE VALUE: $40,200 We provided our CEO with an auto allowance, reimbursement for certain legal services and paid life insurance premiums on his behalf in 2011

Cash Bonus

•

TARGET VALUE: $500,000

•

11.6% of our CEO's target pay in 2011

•

No payment unless minimum financial goals are attained

•

Actual payment based on attainment of revenue and operating income and adjusted for individual performance

• REALIZABLE VALUE: $0 Despite record revenue, 24% EPS growth and expanded operating margins, we fell short of our targets and paid our CEO no bonus for 2011

Base Salary

•

TARGET VALUE: $500,000

•

11.6% of our CEO's target pay in 2011

•

Intended to compensate our executives for performing their day-to-day responsibilities and to ensure a baseline level of market competitiveness

• REALIZABLE VALUE: $500,000 Base salary amounts, once established, are not "at risk" and our CEO's salary was paid in full during 2011

        While our CEO's realizable pay as of fiscal year-end was far below the targeted amount, due in large part to the special grant of performance- based MSU awards, total compensation reported in the 2011 Summary Compensation Table was above the amount reported in 2010. We believe this dichotomy highlights the limitations in focusing solely on compensation reported in the Summary Compensation Table. Although that table is useful for comparing pay across companies, we do not believe it conveys a complete picture of our pay-for-performance approach to compensation, or the actual impact of that approach on pay realized or realizable by our CEO and other named executive officers.

        We believe that our executive compensation program appropriately incents and rewards our named executive officers and other key personnel in light of the performance of the company, and that our executive pay aligns well with our overall compensation philosophy of paying for performance. We encourage stockholders to read the CD&A section of this Proxy Statement for a more detailed discussion of our executive compensation programs, and how they reflect our philosophy and link to company performance.

        The vote solicited by this Item 3 is advisory, and therefore is not binding on the company, our Board of Directors or our Compensation Committee, nor will its outcome require the company, our Board of Directors or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the company or our Board.

        Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation, we will consider our stockholders' concerns and evaluate what future actions, if any, may be appropriate.

        Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Item 3:

        "RESOLVED, that the stockholders of DTS, Inc. approve, on an advisory basis, the compensation of the company's Named Executive Officers, disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and narratives in the company's definitive Proxy Statement for the 2012 annual meeting of stockholders."

        The Board of Directors unanimously recommends a vote "FOR" approval of the foregoing resolution.

        Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the approval of the foregoing resolution.

ITEM 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee appointed Grant Thornton LLP as independent registered public accountants for the Company and its subsidiaries during the year ended December 31, 2011, and has appointed such firm to serve in the same capacity for the 2012 fiscal year. We are asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the selection of Grant Thornton LLP.

        In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of Grant Thornton LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if the representative so desires. The representative is expected to be available to respond to appropriate questions.

Fees Paid to Grant Thornton LLP

        The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for fiscal years 2011 and 2010, as applicable, and fees billed for other services rendered by Grant Thornton LLP for fiscal years 2011 and 2010, as applicable.

	Fiscal Year 2011	Fiscal Year 2010
(1)Audit Fees	$712,979	$588,319
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

	$712,979	$588,319

(1)
Audit fees for fiscal 2011 and 2010 include the audit of our financial statements, review of the financial statements included in Form 10-Q, and audit of the Company's controls and 404 attestation.

        All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by Grant Thornton LLP were compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

        Our Audit Committee has adopted a Pre-Approval Policy whereby certain engagements and levels of engagement, if necessary, of our independent registered public accountants by the Company have been pre-approved by the Audit Committee. The committee has also delegated to the Chairman of the committee the authority to evaluate and approve other engagements of our independent registered public accountants on behalf of the committee in the event that a need arises for pre-approval between committee meetings. If the Chairman approves any such engagements, he reports that approval to the full committee at the next committee meeting.

        The Board of Directors unanimously recommends that the stockholders vote "FOR" the ratification of Grant Thornton LLP as independent registered public accountants of the Company.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee evaluates auditor performance, manages relations with the Company's independent registered public accounting firm, and evaluates policies and procedures relating to internal control systems. It operates under a written Audit Committee Charter that has been adopted by the Board of Directors, a copy of which is available on the Company's website at www.dts.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by NASDAQ and the SEC.

        The Audit Committee members are not actually practicing as professional accountants or auditors. The members' functions are not intended to duplicate or to certify the activities of management or the Company's independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the Company's independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accountants, and its experience in business, financial and accounting matters.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

        In fulfilling the Audit Committee's oversight responsibilities, the Audit Committee has reviewed DTS' audited financial statements as of and for the fiscal year ended December 31, 2011, and met with both management and Grant Thornton LLP, DTS' independent registered public accounting firm ("Grant Thornton"), to discuss those financial statements. This review included a discussion on the quality and the acceptability of the Company's financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.

        The Audit Committee discussed with Grant Thornton the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has also received from and discussed with Grant Thornton the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. These items relate to that firm's independence from the Company. The Audit Committee has also discussed with Grant Thornton the auditors' independence from DTS and its management.

        Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in DTS' Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

        In addition to the matters specified above, the Audit Committee discussed with Grant Thornton the overall scope, plans and estimated costs of its audit. The Audit Committee met with the Company's Auditors periodically, with and without management present, to discuss the results of the independent auditors' examinations, the overall quality of the Company's financial reporting and the Auditors reviews of the quarterly financial statements, and drafts of the quarterly and annual reports. The Audit Committee conducted six meetings with management and the Company's Auditors in 2011.

AUDIT COMMITTEE
Ronald N. Stone, Chair Joerg D. Agin V. Sue Molina

        The preceding "Report of the Audit Committee" shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

 EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        Set forth below are the name, age, position, and a brief account of the business experience of each of our executive officers and significant employees.

Name	Age	Position(s)
Jon E. Kirchner	44	Chairman and Chief Executive Officer, Director
Melvin L. Flanigan	53	Executive Vice President, Finance and Chief Financial Officer
Brian D. Towne	47	Executive Vice President and Chief Operating Officer
Frederick L. Kitson	60	Executive Vice President and Chief Technology Officer
Blake A. Welcher	50	Executive Vice President, Legal, General Counsel and Corporate Secretary
Kris M. Graves	37	Senior Vice President, Human Resources
Patrick J. Watson	51	Executive Vice President, Corporate Strategy and Business Development

        Jon E. Kirchner has served as our Chairman of the Board of Directors and Chief Executive Officer ("CEO") since February 2010. From September 2001 to February 2010, he served as our President and Chief Executive Officer. He has been a member of our Board of Directors since August 2002. Since joining us in 1993, Mr. Kirchner has served in a number of capacities. From April 2000 to September 2001, he was our President and Chief Operating Officer. From September 1998 to April 2000, he served as our Executive Vice President of Operations, and from March 1996 to September 1998, he was our Vice President of Finance and Business Development. Mr. Kirchner has also served as our Director of International Operations and Controller. Prior to joining us, Mr. Kirchner worked for the Dispute Analysis and Corporate Recovery and Audit Groups of Price Waterhouse LLP (now PricewaterhouseCoopers LLP), an international accounting firm. During his tenure at Price Waterhouse LLP, he advised clients on financial and operational restructuring, business turnaround, market positioning, and valuation issues. Mr. Kirchner has experience in a variety of industries including entertainment, high technology, manufacturing, distribution, and transportation. He is a Certified Public Accountant and received a B.A. in Economics, Cum Laude, from Claremont McKenna College.

        Melvin L. Flanigan has served as our Executive Vice President, Finance and Chief Financial Officer since September 2003. Prior to that, he served as our Vice President and Chief Financial Officer since joining us in July 1999. From March 1996 to July 1999, he served as Chief Financial Officer and Vice President, Operations at SensArray Corporation, a supplier of thermal measurement products for semiconductor, LCD, and memory-disk fabrication processes. Mr. Flanigan led SensArray's manufacturing and finance efforts. Prior to joining SensArray, Mr. Flanigan was Corporate Controller for Megatest Corporation, a manufacturer of automatic test equipment for logic and memory chips, where he was involved in international mergers and acquisitions activities. Mr. Flanigan has also previously held positions at Cooperative Solutions, Inc., a software developer in the client server transaction processing market, Hewlett-Packard Company, a provider of information technology infrastructure, personal computing and access devices, global services, and imaging and printing, and Price Waterhouse LLP (now PricewaterhouseCoopers LLP). He is a Certified Public Accountant and holds an M.B.A. and B.Sc. in Accounting from Santa Clara University.

        Frederick L. Kitson has served as our Executive Vice President and Chief Technology Officer, since February 2010. From June 2008 to February 2010, he was the Corporate Vice President and Head of Corporate R&D of the Applied Research Center at Motorola, and from June 2005 to June 2008, he was the Vice President of Motorola's Global Applications and Software Research Center. From January 2000 to June 2005, he worked for Hewlett Packard as the Senior Director of the Mobile and Media Systems Labs. His areas of expertise include multimedia digital signal processing, mobile systems, computer systems and graphics and consumer electronics. Mr. Kitson holds a Ph.D in

Electrical & Computer Engineering in Digital Signal Processing, Speech, and Adaptive Signal Processing from the University of Colorado, an M.S. in Electrical Engineering from the Georgia Institute of Technology, and a B.S. with Honors in Electrical Engineering from the University of Delaware.

        Brian D. Towne has served as our Executive Vice President and Chief Operating Officer since June 2010, prior to that he served as our Executive Vice President and General Manager since February 2009. Previously, he served as our Senior Vice President and General Manager Consumer Division since August 2006 and, prior to that, as our Senior Vice President Consumer/Pro Audio since August 2003. From April 2002 to August 2003, he served as Director of Product Management at Kenwood USA Corporation, a manufacturer of mobile electronics, home entertainment, and communications equipment, where he led all home and mobile entertainment product planning and development for the North American market. From August 1995 to April 2002, Mr. Towne held various product planning, development and marketing positions at Kenwood USA. Prior to Kenwood USA, he held various research and development and marketing positions at Pioneer Electronics (USA) Inc., the sales and marketing arm of Pioneer Corporation, a manufacturer of consumer and commercial electronics. Fluent in Japanese, Mr. Towne spent part of his tenure at Pioneer living and working in Japan. He also previously served as an Electronics Specialist in the United States Marine Corps. Mr. Towne holds a B.S. in Engineering Technology, with honors, from California Polytechnic University, Pomona.

        Blake A. Welcher has served as our Executive Vice President, Legal, General Counsel and Corporate Secretary since September 2003 and, prior to that, as our Vice President and General Counsel since February 2000. From April 1999 to February 2000, Mr. Welcher served as our General Counsel, Intellectual Property, where he was responsible for the Company's intellectual property assets and licensing. Prior to joining us, from April 1997 to April 1999, Mr. Welcher served as an intellectual property attorney for Koppel & Jacobs, where he provided intellectual property support and counsel for clients in the electrical, mechanical, and entertainment industries. Previously, he served in the same capacity for the Cabot Corporation, a global specialty chemicals company. Mr. Welcher holds a J.D. and Masters of Intellectual Property from Franklin Pierce Law Center and a B.S. in Aeronautical Engineering from California Polytechnic State University at San Luis Obispo.

        Kris M. Graves has served as our Senior Vice President, Human Resources, since March 2012. Prior to that, Ms. Graves served as the Senior Vice President of Human Resources and Administration at THQ Inc., a developer and publisher of interactive software, from October 2009 to March 2012, and was responsible for developing human capital strategies and programs. From March 2003 to October 2009, Ms. Graves held a variety of progressive human resources leadership positions at THQ. Prior to joining THQ, Kris served in a human resources management role for PricewaterhouseCoopers from July 2001, to March 2003. She also served as a senior consultant at Ernst & Young LLP from August 1997 to June 2000, and advised clients on human resources strategies and systems. Ms. Graves holds a bachelor's degree from Loyola Marymount University.

        Patrick J. Watson was promoted to Executive Vice President, Corporate Strategy and Development in December 2011, having previously served as our Senior Vice President, Corporate Strategy and Development since September 2003. From February 2000 to September 2003, Mr. Watson served as our Vice President of Business Development and, from February 1997 to January 2000, as our Director of Technical Sales, where he led the penetration of our technology in the consumer electronics home theater market, as well as the proliferation of our technology in new markets such as cars, personal computers, video games, and broadcast. Prior to joining us, Mr. Watson worked in technical sales for a number of firms focused on audio coding technology including Audio Processing Technology Ltd. and AlgoRhythmic Technology, Ltd. in Northern Ireland. He graduated from Ulster University in Northern Ireland with a degree in engineering and from Queens University in Belfast, Northern Ireland with a Masters in Electronics.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our Common Stock (the "Reporting Persons"), to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. We have identified and described the business experience of each of our directors and executive officers who are subject to Section 16(a) of the Exchange Act elsewhere in this Proxy Statement.

        Based solely on our review of the copies of Section 16(a) reports received or written representations from certain Reporting Persons, with the exceptions noted below, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2011 have been complied with in a timely manner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows information with respect to the beneficial ownership of our Common Stock as of March 1, 2012 (or such other date as provided below), by:

  •
  each person, or group of affiliated persons, known by us to own beneficially 5% or more of our Common Stock;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and executive officers as a group.

Name of Beneficial Owner(1)	Number of Shares(2)	Percentage Ownership(2)
Five Percent Stockholders
Janus Capital Management, LLC and Janus Triton Fund(3)	3,284,727	19.85%
Brown Capital Management, LLC and The Brown Capital
Management Small Company Fund(4)	3,161,501	19.10
Eagle Asset Management, Inc.(5)	1,988,671	12.02
BlackRock, Inc.(6)	1,313,861	7.94
Capital Research Global Investors(7)	1,228,329	7.42
Next Century Growth Investors, LLC(8)	1,036,776	6.26
The Vanguard Group, Inc.(9)	926,202	5.60
Directors and Executive Officers
Jon E. Kirchner(10)	552,528	3.24
Melvin L. Flanigan(11)	194,205	1.16
Brian D. Towne(12)	95,443	*
Blake A. Welcher(13)	95,272	*
V. Sue Molina(14)	41,750	*
Ronald N. Stone(15)	31,250	*
L. Gregory Ballard(16)	27,250	*
Joerg D. Agin(17)	20,750	*
Frederick L. Kitson(18)	17,370	*
Bradford D. Duea(19)	11,250	*
Craig S. Andrews(20)	9,250	*
All directors and execucutive officers as a group (13 persons)(21)	1,198,905	6.80%

*
Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

(1)
Unless otherwise indicated, the address for each individual listed on this table is: c/o DTS, Inc., 5220 Las Virgenes Road, Calabasas, California 91302.

(2)
Beneficial ownership is based on information furnished by the individuals or entities. Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 1, 2012 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other individual or entity. Percentage ownership for each stockholder is based on 16,551,239 shares of our Common Stock outstanding as of March 1, 2012, together with the applicable option(s) and unit(s) for that stockholder or group of stockholders.

(3)
Based upon a Schedule 13G/A filed February 14, 2012, containing information as of December 31, 2011. Janus Capital Management, LLC beneficially owned 2,129,167 shares, with sole voting power over 2,129,167 shares and sole dispositive power over 2,129,167 shares. Janus Triton Fund beneficially owned 1,155,560 shares, with sole voting power over 1,155,560 shares and sole dispositive power over 1,155,560 shares. The address for Janus Capital Management, LLC and Janus Triton Fund is 151 Detroit Street, Denver, Colorado, 80206.

(4)
Based upon a Schedule 13G/A filed February 13, 2012, containing information as of December 31, 2011. Brown Capital Management, Inc. beneficially owned 2,128,151 shares, with sole voting power over 1,218,788 shares and sole dispositive power over 2,128,151 shares. The Brown Capital Management Small Company Fund beneficially owned 1,033,350 shares, with sole voting power over 1,033,350 shares and sole dispositive power over 1,033,350 shares. The address for Brown Capital Management, Inc. and The Brown Capital Management Small Company Fund is 1201 N. Calvert Street, Baltimore, Maryland, 21202.

(5)
Based upon the Schedule 13G/A filed January 24, 2012, containing information as of December 31, 2011. Eagle Asset Management, Inc. beneficially owned 1,988,671 shares, with sole voting power over 1,988,671 shares and sole dispositive power over 1,988,671 shares. The address for Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida, 33716.

(6)
Based upon a Schedule 13G/A filed February 13, 2012 containing information as of December 30, 2011. BlackRock, Inc. beneficially owned 1,313,861 shares, with sole voting power over 1,313,861 shares and sole dispositive power over 1,313,861 shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY, 10022.

(7)
Based upon a Schedule 13G/A filed February 14, 2012 containing information as of December 30, 2011. Capital Research Global Investors beneficially owned 1,228,329 shares, with sole voting power over 1,228,329 shares and sole dispositive power over 1,228,329 shares. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA, 90071.

(8)
Based upon a Schedule 13G/A filed February 14, 2012 containing information as of December 31, 2011, the following entities and persons beneficially owned in the aggregate 1,036,776 shares:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Next Century Growth Investors, LLC	1,036,776	—	1,036,776	—	1,036,776
Thomas L. Press	1,036,776	—	1,036,776	—	1,036,776
Donald M. Longlet	1,036,776	—	1,036,776	—	1,036,776

  Each of Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet disclaim beneficial ownership of the shares except to the extent of each of their respective pecuniary interest therein. The address for Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet is 5500 Wayzata Blvd., Suite 1275, Minneapolis, MN, 55416.

(9)
Based upon a Schedule 13G filed February 8, 2012, containing information as of December 31, 2011. The Vanguard Group, Inc. beneficially owned 926,202 shares, with sole voting power over 22,287 shares, sole dispositive power over 903,915 shares and shared dispositive power over 22,287 shares. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA, 19355.

(10)
Includes 6,250 shares related to unvested restricted stock awards and 505,998 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(11)
Includes 1,530 shares related to unvested restricted stock awards and 182,600 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(12)
Includes 1,530 shares related to unvested restricted stock awards and 85,955 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(13)
Includes 1,530 shares related to unvested restricted stock awards and 87,521 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(14)
Includes 31,250 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(15)
Includes 29,250 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(16)
Includes 20,250 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(17)
Includes 13,750 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(18)
Includes 17,370 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(19)
Includes 9,250 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(20)
Includes 7,750 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012.

(21)
Includes 12,340 shares related to unvested restricted stock awards and 1,078,358 shares of Common Stock issuable upon exercise of stock options that are currently exercisable or exercisable within 60 days of March 1, 2012. Also includes 1,585 shares related to unvested restricted stock units that are exercisable within 60 days of March 1, 2012.

 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

Executive Summary

        This Compensation Discussion and Analysis is intended to assist our stockholders in fully understanding the objectives of our executive compensation strategy. It describes the various components of the compensation paid to or earned by our NEOs in fiscal 2011, explains how the various components make up our executives' overall compensation packages and discusses the Committee's decisions regarding such compensation. The fiscal 2011 compensation of the following executives is reported in this proxy statement:

  •
  Jon E. Kirchner, our Chairman and Chief Executive Officer

  •
  Melvin L. Flanigan, our Executive Vice President, Finance and Chief Financial Officer

  •
  Brian D. Towne, our Executive Vice President and Chief Operating Officer

  •
  Frederick L. Kitson, our Executive Vice President and Chief Technology Officer

  •
  Blake A. Welcher, our Executive Vice President, Legal and General Counsel, and Corporate Secretary

        Our approach to executive compensation is to pay for results. We hold our executives to stringent performance standards and, as a result, our executive compensation plans are designed to pay well when performance is outstanding and provide only modest compensation when performance is below expectations.

        In support of this objective, we provided a special grant of "market stock units" or "MSUs" to our CEO and other NEOs in 2011. To earn any of these special awards, our "total shareholder return" or "TSR" must meet a minimum level of absolute return and outperform the NASDAQ Index over a three-year period by at least 10 percentage points. To earn all of the MSUs, our TSR must meet the minimum level of absolute return and outperform the NASDAQ Index by 60 percentage points. As shown in the chart below, this special performance-based grant represented 43% of our CEO's target pay mix for 2011. In total, 78% of our CEO's 2011 pay opportunity was "at risk".

CEO 2011 Target Pay Mix

        Comparing our 2011 performance and our CEO's 2011 realizable pay illustrates the strong link between our pay and our performance, as well as the challenging nature of our performance goals

        Highlights of our performance for the year ended December 31, 2011 include:

  •
  Our revenues increased 11% year over year to $96.9 million, an all-time annual high for us;

  •
  We continued to drive growth in our core markets, with royalties from Blu-ray product markets increasing 31% year over year;

  •
  We expanded our efforts in emerging markets, with royalties from network-connected markets increasing 61% year over year;

  •
  We delivered profitable growth, as evidenced by our operating income increasing to 31% of revenues as compared to 28% of revenues for the same prior year period; and

  •
  Our diluted earnings per share from continuing operations increased 24% year over year to $1.04.

        Despite these strong operating results in a challenging environment, our stock price declined during 2011. In addition, our financial performance was below our internal targets. Given the significant emphasis our program places on "at risk" pay and in light of the rigorous goals established under our executive short- and long-term incentive programs, the realizable pay of our CEO as of the end of fiscal 2011 was only 18% of the target amount.

Comparison of CEO 2011 Target Pay vs. Realizable Pay at Fiscal Year End

        Target Pay—includes annualized base salary, target cash bonus amount, other compensation paid and the "fair value" at grant of equity awards (i.e., Black Scholes for stock options).

        Realizable Pay—includes annualized base salary, actual cash bonus paid, other compensation paid and the "in-the-money" value of all equity awards issued during 2011 using the closing price of our common stock on December 31, 2011 of $27.24. Realizable Pay assumes equity awards are 100% vested upon grant, even though such awards only vest after three years, in the case of MSUs, and 25% per year over four years, in the case of stock options and restricted stock units.

        To provide additional context for the illustration above, the table below outlines key details of each pay item and provides an update as to the amount of target pay that was "realizable" as of December 31, 2011 for each item.

Item	Description	Update as of Dec. 31, 2011

Market Stock Units (MSUs)

•

TARGET VALUE: $1,859,900

•

43.0% of our CEO's 2011 target pay (largest item)

•

To realize any value from this special award of MSUs:
i.    our TSR must exceed that of the NASDAQ Index by at least 10 percentage points over a three-year period; and

 ii.    our TSR must also exceed the greater of a) 20% or b) 15% adjusted for inflation over the same period

•

To earn the target number of MSUs our TSR must exceed that of the NASDAQ Index by 20 percentage points

•

To earn the maximum number of MSUs our TSR must exceed that of the NASDAQ Index by 60 percentage points

•

Earned awards vest 100% at the end of three-years

• REALIZABLE VALUE: $0 If the performance period were to have ended on 12/31/11, all 16,000 of the MSUs would be forfeited since fiscal 2011 TSR was negative

Stock Options

•

TARGET VALUE: $1,011,739

•

23.4% of our CEO's target pay for 2011

•

To realize any value from this award, our stock price must appreciate from the closing price on the date of grant

•

Awards vest 25% per year over four years

•

REALIZABLE VALUE: $0

 The 54,550 options granted to our CEO in 2011 had no currently realizable value as of 12/31/11 since the exercise price ($46.35) was above $27.24 (closing price of our common stock on 12/31/11)

Restricted Stock Units (RSUs)

•

TARGET VALUE: $415,296

•

9.6% of our CEO's target pay for 2011

•

This award was intended to provide a baseline level of retention and shareholder alignment and to support achievement of our CEO's stock ownership guideline

•

Value realized, if any, varies based on stock price

•

Awards vest 25% per year over four years

• REALIZABLE VALUE: $244,070 • Each of the 8,960 RSUs granted had a value of $27.24 as of 12/31/11 for a total value of $244,070

Item	Description	Update as of Dec. 31, 2011

Other Comp

•

TARGET VALUE: Not established

•

< 1.0% of our CEO's target pay in 2011

•

Consistent with our emphasis on "at risk" pay, we provide very limited executive perquisites and no supplemental retirement plans or pensions

• REALIZABLE VALUE: $40,200 We provided our CEO with an auto allowance, reimbursement for certain legal services and paid life insurance premiums on his behalf in 2011

Cash Bonus

•

TARGET VALUE: $500,000

•

11.6% of our CEO's target pay in 2011

•

No payment unless minimum financial goals are attained

•

Actual payment based on attainment of revenue and operating income and adjusted for individual performance

• REALIZABLE VALUE: $0 Despite record revenue, 24% EPS growth and expanded operating margins, we fell short of our targets and paid our CEO no bonus for 2011

Base Salary

•

TARGET VALUE: $500,000

•

11.6% of our CEO's target pay in 2011

•

Intended to compensate our executives for performing their day-to-day responsibilities and to ensure a baseline level of market competitiveness

• REALIZABLE VALUE: $500,000 Base salary amounts, once established, are not "at risk" and our CEO's salary was paid in full during 2011

        While our CEO's realizable pay as of fiscal year-end was far below the targeted amount, due in large part to the special grant of performance-based MSU awards, total compensation reported in the 2011 Summary Compensation Table was above the amount reported in 2010. We believe this dichotomy highlights the limitations in focusing solely on compensation reported in the Summary Compensation Table. Although that table is useful for comparing pay across companies, we do not believe it conveys a complete picture of our pay-for-performance approach to compensation, or the actual impact of that approach on pay realized or realizable by our CEO and other named executive officers.

Compensation Philosophy and Process

        Our executive compensation program is designed to pay our executives consistent with the performance of the Company and provide compensation sufficient to attract, retain and motivate the highest quality executive officers in the highly competitive entertainment technology, consumer electronics and intellectual property licensing environment in which it operates. We believe a combination of competitive base salaries, significant annual performance-based cash incentives tied to achievement of annual operating goals, and long-term equity incentives that vest over time helps us to attract top talent, motivate short-term and long-term performance, enhance retention and align management compensation with stockholder return.

        A significant portion of our executive officers' potential annual compensation is paid only upon achievement of performance objectives set annually by the Committee, as we believe this incentivizes the executives to achieve set performance objectives. In general, the performance objectives set by the Committee are intended to encourage revenue and operating income growth with the ultimate goal of creating long-term shareholder value.

        The following are the key objectives that guide our executive compensation program and an overview of how our executive compensation program achieves each objective:

Objective	How our Executive Compensation Program Achieves this Objective

Pay for Performance

•

Provides a significant portion of each executive's total potential compensation in "at-risk" performance-based compensation

•

Establishes performance objectives linked to the execution of our strategy and plans which are intended to enhance stockholder value over the long-term

•

Links annual cash incentives and long-term equity incentives to the achievement of measurable company and individual performance objectives

Provide Competitive Executive Compensation Packages

•

Targets total direct compensation between the 50th and 75th percentile among companies with which we compete for executive talent

•

Provides an opportunity to earn exceptional pay for exceptional performance but delivers more modest pay for results that are below expectations

Align Executives' Incentives with Creation of Stockholder Value

•

Creates a sense of ownership and entrepreneurship among our executive team, which we believe will encourage actions in our stockholders' best interests

•

Ties long-term compensation to stockholder value

•

Requires a minimum level of stock ownership by our CEO

•

Uses a combination of elements to motivate and reward taking appropriate business risks, while avoiding pay practices that incentivize excessive risk-taking

•

Aligns executive compensation with short-term and long-term Company and individual performance

Maintain High Corporate Governance and Compensation-Related Standards

•

Provides limited executive perquisites

•

Prohibits engaging in hedging transactions with respect to DTS

•

Reflecting best pay practice trends, limits change in control cash severance to situations where the executive is terminated following a change in control (i.e. "double trigger") and provides for severance to no more than 2.0 times base salary for our CEO and 1.5 times for our other NEOs

        We periodically review and analyze market trends and the prevalence of various vehicles for compensation delivery and make adjustments as deemed appropriate. In designing and implementing our compensation structure, we consider industry practice as well as the tax efficiency of such structure and its impact on our financial statements.

        In support of developing our compensation program, the Committee engaged Compensia, a national executive compensation consulting firm as its independent advisor. Compensia was engaged to review and provide an assessment of compensation levels for our executive officers and to provide position-specific, public company pay data for 19 companies identified by Compensia and management and confirmed by the Committee as comparators. These companies were selected because Compensia, management and the Committee believe they are representative of the type of companies with which we might compete for executive talent. In selecting peer companies, we used a number of targeted criteria designed to reflect our unique business structure which results in relatively low levels of headcount and revenue when compared to our market capitalization and profitability. The selection criteria included:

  •
  Industries: Media/Entertainment technology, Internet/Software , Semiconductor, Electronic Components, Communications Equipment

  •
  Revenues: < $500MM

  •
  Revenue per Employee > $200,000

  •
  Market Cap: $350MM - $1.4B

  •
  Market Cap per Employee > $1MM +

  •
  Market Cap as a multiple of Revenue >3.0x

  •
  Employees: 100 to 500

        Given the limited number of directly comparable companies to us from a business perspective, the targeted ranges above were expanded in some cases to include companies that were close fits in terms of business focus. As a result, not all companies met all selection criteria. We refer to this group of companies collectively as our "Compensation Peer Group." In fiscal year 2011, the peer group consisted of the following 19 companies:

Compensation Peer Group for 2011

• Acacia Research	• Rambus
• DivX	• RealD
• Dolby Laboratories	• ROVI
• Entropic Communications	• Rubicon Technology
• Interdigital	• Sonic Solutions
• Limelight Networks	• SRS Labs
• LogMeIn	• Sycamore Networks
• MaxLinear	• TiVo
• MIPS Technologies	• Volterra Semiconductor
• Monotype Imaging Holdings

        Compensia used the compensation information reported in the public filings of these companies to make its comparisons. Compensia compiled the compensation data from the Compensation Peer Group and prepared assessments to use for benchmarking each DTS executive's compensation. Compensia's assessments covered the following components of compensation: base salary, target bonus opportunity, target total cash compensation, estimated grant value of long-term incentives and total direct compensation.

        In determining 2011 compensation recommendations for our named executive officers (other than our CEO), our CEO and the Chairman of the Committee analyzed the assessments prepared by Compensia and used the data as a compensation benchmarking tool. Our CEO, after discussion and consultation with the Chairman of the Committee, then presented recommendations to the Committee based on the results of this benchmarking exercise and his evaluation of the performance of the named executive officers. In setting compensation for our CEO, our Lead Independent Director and the Chairman of the Committee analyzed the assessments and formed a recommendation based upon their evaluation of our CEO's performance. The Committee then reviewed the recommendations for the named executive officers and the CEO, as well as the assessments prepared by Compensia, to set compensation for 2011.

        Executive compensation was compared to median 50th and 75th percentile competitive pay data gathered from the Compensation Peer Group. The Committee utilized the data with the objective of providing executive compensation packages within the target range of the 50th to the 75th percentile of the benchmark data of similarly situated executives in the Compensation Peer Group. The Committee generally endeavors to provide compensation packages such that each of the three elements of executive compensation described below, in addition to total compensation, fall within the 50th to the 75th percentile targeted range, referred to herein as the Targeted Range. For purposes of such calculation we exclude Market Stock Units granted under the Company's Outperformance Plan, which ties vesting of such awards to the Company's total stockholder return outperforming the NASDAQ Index over a 3-year period, as described below. The Committee places great significance on total compensation packages generally falling within the Targeted Range because the Committee believes that this level is needed in order to attract, retain and motivate a strong team of executives with public company experience. The 2011 Targeted Range of total direct compensation for our NEOs and the elements comprising target total direct compensation, based on the annual review performed by Compensia for the Committee during the first quarter of 2011, are shown in the table below. 2011 Target Total Direct Compensation fell within the Targeted Range for all of our executives other than Mr. Towne and Mr. Kitson who were 2% above the 75th percentile.

	2011 Target Total Direct Compensation ($000s)					Targeted Range (Percentile)
	Adjusted Base Salary	Target Cash Bonus(1)	Stock Awards(2)	Option Awards(2)
Name					Total	50th	75th
Jon E. Kirchner	$500	$500	$415	$1,012	$2,427	$2,088	$3,279
Melvin L. Flanigan	$312	$172	$148	$361	$993	$886	$1,155
Brian D. Towne	$335	$201	$166	$405	$1,107	$976	$1,085
Fredrick L. Kitson	$330	$182	$148	$361	$1,021	$741	$998
Blake A. Welcher	$318	$175	$163	$397	$1,054	$1,007	$1,233

(1)
Reflects the target annual cash incentives for 2011. No bonus was actually earned.

(2)
Reflects the aggregate grant date fair value determined in accordance with generally accepted accounting principles. Excludes the special grant of outperformance awards in 2011. Additional information regarding these awards is set forth below in the 2011 Summary Compensation Table and the 2011 Grants of Plan-Based Awards Table.

Stockholder Advisory Vote on Executive Compensation

        In establishing 2012 compensation, the Committee considered the results of the most recent stockholder advisory vote on executive compensation (the "say-on-pay proposal") at our annual meeting of stockholders held in May 2011. Approximately 96% of the votes cast on the say-on-pay proposal in 2011 were voted in favor of the proposal. The Committee believes these results affirm stockholder support for our executive compensation decisions and policies, and as such, the Committee did not materially change its approach to 2012 compensation in response to the say-on-pay proposal. The Committee will continue to consider the results of future say-on-pay proposals when making executive compensation decisions and policies.

Elements of Executive Compensation

        The Company's executive compensation program has three primary elements: base salary, annual performance-based cash incentives and long-term equity incentives. The Committee believes that equity incentives promote long-term performance, with base salary and annual performance incentives promoting achievement of short-term objectives. The Committee uses the Compensation Peer Group data when analyzing the weight given to each of these elements and, as discussed above, endeavors to align each element of executive officer compensation with the market data such that each element generally falls within the Targeted Range. In evaluating and setting each element, the Committee is mindful of the levels of compensation paid pursuant to the other elements in order to put total compensation within the Targeted Range.

        In setting each element of executive compensation, the Committee is also mindful of the level of risk-taking that any element may promote. The Committee believes it is important to incentivize the Company's executive officers to achieve annual company and individual objectives, but balance promotion of such short-term interests with incentives that promote building long-term stockholder value. The Committee believes the amount of long-term equity incentives included in our executive compensation packages, along with other measures, such as our stock ownership guidelines, mitigates the potential for excessive risk-taking. All of the Company's named executive officers' equity awards vest over a period of time, generally annually over four years from the date of grant, or are performance-based over a multiple-year period, and the Committee has historically granted additional equity awards annually, which incentivizes these officers to continue to focus on our long-term interest.

  Base Salary

        The objectives of the Company's base salary element are to allow the Company to attract and retain qualified executives and to recognize and reward individual performance. The following items are considered when determining actual base salaries and making adjustments to base salaries:

  •
  our past performance and expectations of future performance;

  •
  individual scope of responsibility, performance and experience;

  •
  competitive compensation data from the peer group and other market comparisons;

  •
  historical salary levels; and

  •
  the recommendations of the CEO (only with respect to other NEOs).

        The Company provides its executive officers with base salaries to motivate short-term performance and compensate them for services rendered. The Committee places great significance in setting executive base salaries within the Targeted Range, with the exact level being influenced by the factors noted above.

        The base salaries of executive officers are typically reviewed in our first quarter, after prior year Company and individual performance is ascertained. The Company's CEO annually reviews the performance of each of the other NEOs. These performance reviews include an evaluation of the attainment of each of the goals set by the Committee in connection with the annual cash incentive plan described below, which are specific to each officers' area of responsibility, as well as leadership and management skill factors. In evaluating executive officer performance, leadership and management skill factors, which the Committee views as critical for officer roles, are weighted most heavily. In evaluating whether a year over year adjustment to salary is appropriate for a particular executive officer, the CEO presents his annual performance assessment of each executive officer together with that officer's current salary level relative to the officer's Targeted Range and makes a recommendation to the Committee as to whether a salary adjustment is appropriate and, if so, the recommended amount of the adjustment. The Committee generally gives significant weight to the CEO's recommendations as he is most familiar with each executive's performance, but the Committee may exercise its discretion with respect to any recommended adjustment. The Committee based its decisions on a subjective evaluation of the market data, executive performance and relative pay across the executive team.

        During the first quarter, the Committee also annually reviews the performance of the Company's Chief Executive Officer to determine his base salary. While annually reviewed, the Committee attempts to determine base salary for the CEO for a two-year period. Our Lead Independent Director works with the Chairman of the Committee to form an assessment of the CEO's performance and presents to the Committee this assessment together with the CEO's current base salary relative to his Targeted Range. In addition, the Committee solicits input from all Board members with respect to the CEO's performance. The Committee's review includes an evaluation of the Company's financial performance for the most recently ended fiscal year, the CEO's individual performance based on his individual goals set by the Committee in connection with the annual cash incentive plan described below, and overall leadership and management skills as observed in this review process.

  Annual Performance-Based Cash Incentives

        Executive officers participate in an annual cash incentive compensation plan, which is established and administered by the Committee. The Committee believes the potential annual cash awards payable pursuant to these plans are necessary to maintain overall competitiveness and are an effective device to incentivize attainment of the Company's annual financial and individual performance goals, which are designed to lead to increased stockholder value.

        The Company's annual cash incentive compensation plan, referred to herein as the "Cash Incentive Plan," ties incentive compensation to the achievement of a) revenue objectives, b) operating income objectives and c) annually pre-established individual performance objectives.

  Award Opportunities

        Under the 2011 Cash Incentive Plan, the target payout was set and described as a percentage of the executive officer's base salary as of the fiscal year end. The target and maximum payouts for our each of our NEOs for 2011 are shown below:

2011 Cash Incentive Plan
Opportunities as a % of Base Salary

Name	Target Cash Payout	Maximum Cash Payout
Jon E. Kirchner	100%	187.5%
Melvin L. Flanigan	55%	103.1%
Brian D. Towne	60%	112.5%
Fredrick L. Kitson	55%	103.1%
Blake A. Welcher	55%	103.1%

        The Committee sets these target percentage levels based on the competitive market data assembled and analyzed with respect to comparative positions and responsibilities. The dollar amounts of targeted cash payouts under the 2011 Cash Incentive Plan for the Company's CEO and each of our named executive officers are reflected in the 2011 Grants of Plan Based Awards Table below.

  Payout Calculation

        The initial funding of our Cash Incentive Plan is determined based on our performance in terms of revenue and operating income. At the beginning of the year, the Committee establishes three levels of achievement for measurement of each financial objective. The levels are designated as "Threshold," "Target" and "Maximum." The financial performance measures are balanced and based upon budgeted levels that are reviewed and approved by the Committee. We believe the levels of achievement are challenging, yet potentially attainable with hard work and without the need to take inappropriate risks. The amount of revenue and operating income necessary to achieve the Target level is 100% of budget, while the amounts necessary for Threshold and Maximum are 90% and 110% of budget, respectively. Achievement at the Target level of Company performance with respect to both revenue and operating income typically correlates to eligibility for 100% of the executive's target cash payout, which amount would then be adjusted by multiplying by the individual performance modifier, ranging from zero to 1.5, as determined by the Committee.

        The following illustration depicts how the actual amount of a cash award under our Cash Incentive Plan is calculated:

        To determine the Company Performance Factor, we developed a matrix that captures the Threshold, Target and Maximum level of attainment for both revenue and operating income and outlines the corresponding Company Performance Factor at combinations of performance. Payouts are scaled between the Threshold and the Maximum on each axis for performance between levels and do not reflect the individual performance modifier.

Company Performance Factor

        Absent the exercise of discretion by the Committee, no award would be made unless at least the Threshold level of Company performance is attained for both revenue and operating income irrespective of individual performance. Generally, the "Target" levels for the Company's financial objectives are based on the Company's annual budget as approved by the Board of Directors for the applicable fiscal year. Greater relative weight is given to achievement of operating income objectives because we believe that that financial metric is more directly correlated to increased stockholder value than revenue. In addition to the individual award caps described above, the aggregate amount of awards paid pursuant to the annual cash incentive plans may not exceed the total accrual for the estimated payouts under the respective plans. The Company accrues a liability on a quarterly basis based on the Company's performance in anticipation of payouts under the annual cash incentive plans.

        The Committee structured the 2011 Cash Incentive Plan such that awards granted under it would be based on a combination of performance relative to (1) the 2011 revenue and operating income budgets approved by the Company's Board of Directors and (2) individual performance objectives established by the Committee. The Committee establishes individual performance objectives for the NEOs, other than the CEO, based upon the CEO's recommendations, which are prepared in consultation with the Chairman of the Committee. The Chairman of the Committee establishes the CEO's individual performance objectives based on our Lead Independent Director's recommendations, which are prepared in consultation with the Chairman of the Committee and input from all other Board members. Individual objectives are designed to hold each executive officer accountable for specific outcomes over which he or she exercises control, and are intended to be difficult, but achievable with strategic planning and hard work. The Committee's assessment of whether individual objectives have been achieved is subjective and the Committee may also take into account significant individual achievements that were not included in the pre-established objectives, as well as overall leadership and management skills, in determining the individual performance multiplier for the year.

        A summary of 2011 individual performance objectives for our NEOs is outlined below:

  •
  Mr. Kirchner—objectives related to the launching of a next-generation licensing program to key customers, further penetration of the Company's technology into the network connected space through licensing deals with key customers and advancing the Company's marketing and branding initiatives.

  •
  Mr. Flanigan—objectives related to developing and implementing back-office finance and business technology systems necessary to support the Company's next-generation licensing programs and business forecasting, and actively working with the Irish government to improve the Company's use of its withholding tax credits.

  •
  Mr. Towne—objectives related to launching a next-generation licensing program to key customers, driving adoption of the Company's decoding technology by leading television manufacturers, as well as advancing the Company's marketing, branding and sales initiatives.

  •
  Mr. Kitson—objectives related to successfully completing and timely delivering the Company's Premium Suite Phase III technology and completing the Company's next generation 3D audio and voice processing technology.

  •
  Mr. Welcher—objectives related to developing and implementing a comprehensive Foreign Corrupt Practices Act compliance program, further implementing the Company's records retention policy and program, and further penetrating the Company's technology within the mobile handset and tablet markets.

  2011 Results

        The table below outlines the Threshold, Target and Maximum levels for revenue and operating income under the Cash Incentive Plan for 2011 as well as our actual performance against those goals. Because we fell just short of the revenue and operating income Threshold of 90% of target as outlined in the matrix above, the Company Performance Factor was zero and no payments were made pursuant to the Plan.

	2011 Corporate Financial Goals			2011 Actual Results
Item	Threshold	Target	Maximum	Actual	% of Target
	($ in millions)
Revenue	$97.7	$108.5	$119.4	$96.9	89.3%
Operating Income	$31.3	$34.7	$38.2	$29.6	85.4%

        Under our annual Cash Incentive Plans, the Committee has discretion to make adjustments, either up or down, to cash awards. However, in order to maintain the performance orientation of these plans, the Committee exercises this discretion sparingly and expects to make an adjustment only in unusual circumstances. The Committee made no such discretionary adjustments to awards paid to the named executive officers under the 2011 Cash Incentive Plan.

  Long-Term Equity Incentives

        The Committee recognizes that our executive officers have a significant impact on the Company's success and, as a result, stockholder value. To align the interests of the Company's executive officers with those of its stockholders, the Committee utilizes stock options and restricted stock awards and units, and Market Stock Units, described below, to provide long-term equity incentives under the Company's executive compensation program. The Committee also uses equity incentives as a means of keeping the Company's compensation packages attractive relative to those companies with whom the

Company competes for executive talent, including those companies in the Compensation Peer Group. Accordingly, the Committee believes equity incentives are critical to the Company's ability to attract, retain and motivate the highest quality executive officers.

        The Committee ordinarily grants annual equity incentive awards after the Company's audited annual financial statements are presented to the Committee. The Committee generally grants annual equity awards at approximately the same time as it determines the annual cash incentive awards and base salary adjustments, which usually occur during the first quarter. We believe this approach facilitates the Committee's evaluation and determination of total compensation with respect to each named executive officer.

        The Committee is also mindful of potential dilution to stockholders, which was a factor in the Committee's decision to implement the use of restricted stock, awards and units. This approach enables the Company to grant long-term equity incentive awards while using fewer shares of our common stock than if options alone were granted.

        The exercise price of each stock option granted to the Company's executive officers is equal to the fair market value of our stock on the date of grant, which is the closing price of the Company's common stock as reported by The NASDAQ Global Select Market on the day the option is granted by the Committee. Generally, stock option awards vest over four years in four equal annual installments and expire ten years from the date of grant. Restricted stock, awards and units, also generally vest over a four-year period in four equal annual installments. The vesting period and exercise price (for options) are intended to encourage executives to focus on long-term stockholder value and to improve long-term retention. We chose to provide a larger percentage of the overall annual equity compensation in the form of option grants rather than restricted stock awards because options only have value if the price of the stock increases after the date of grant, versus restricted stock awards, which can retain value even if our stock price decreases. Therefore, we believe that option grants provide a greater incentive to our NEOs to focus on the creation of long-term stockholder value.

        The Company's Chief Executive Officer, after consulting with the Chairman of the Committee, recommends to the Committee the specific number of shares to be subject to each option and restricted stock, award or unit, granted to each executive officer, adjusting within each such officer's Targeted Range, based on the same assessment of the officer's performance used in evaluating payouts under the 2011 Cash Incentive Plan, the levels of the other components of the officers' compensation and the dilutive effects of equity grants. While the Committee utilizes the market data compiled by the Company's compensation consultant in making a determination regarding equity grants, the Committee gives significant deference to the recommendations of the Company's Chief Executive Officer, as he is most familiar with the other executive officers' performance.

        The Committee discusses and determines all equity grants to all named executive officers, including the CEO. The same process is used to determine the specific number of shares of restricted stock and shares to be subject to each option granted to the Company's CEO, with the exception that the recommendation is made by the Chairman of the Committee and our Lead Independent Director. The Company's CEO's performance is assessed by the Committee with input from the other Board members in the same manner and based upon the same criteria as was used for the purpose of making payouts pursuant to the Company's 2011 Cash Incentive Plan.

        In 2011, in order to further align the interests of the Company's executive officers with those of its stockholders, the Committee also granted a special performance-based award to our NEOs. These awards, which we refer to as "Market Stock Units" or "MSUs" are only earned and eligible for vesting if we meet multiple payment "triggers" (note that missing any of the triggers cancels the plan) related to our total stockholder return (TSR) for fiscal 2011 - 2013.

Total Stockholder Return Trigger	Purpose	Description

Absolute Performance	To ensure stockholders have received a minimum return on their investment in down-market scenarios before executives benefit under the plan	We must attain the greater of:

1.    Inflation-adjusted TSR of at least 15% over the 3-year performance period (e.g., assuming 3% annual inflation this sets a 25.7% minimum level of return)

2. Absolute TSR of at least 20% over the 3-year performance period

Relative Performance	To ensure rewards are tied to performance that exceeds market performance	We must outperform the NASDAQ Index by at least 10 percentage points over the 3-year performance period before any rewards are earned
See the table below for a sample payment scale

        The table below shows a sample range of outcomes assuming, for illustration only, that the NASDAQ Composite Index TSR is 30% for the three-year performance period.

Sample MSU Payment Scale assuming NASDAQ Index TSR of 30%*

DTS TSR	20%	30%	40%	45%	50%	60%	80%	90%	>90%
NASDAQ Index	30%	30%	30%	30%	30%	30%	30%	30%	30%
Outperformance	(10)%	0%	10%	15%	20%	30%	50%	60%	>60%
% of Target MSUs Vesting	0%	0%	0%	75%	100%	125%	175%	200%	200%
			THRESHOLD		TARGET			MAXIMUM

*
Linear interpolation between points shown

        In this scenario, our TSR would need to be a minimum of 40% (10 points higher than the NASDAQ Index) for our NEOs to begin to earn any of the MSUs. To earn the target number of MSUs, our TSR must be 20 points higher than the Index, or 50% in the example. To earn the full award of MSUs, our TSR must outperform the Index by 60 points, which would equal TSR of 90% in the example above.

        The specific number of MSUs to be granted to each NEO was based on a number of factors with a goal of providing a meaningful reward (when coupled with the other compensation components) for strong stock price performance.

        In 2011, all equity awards were granted under the Company's 2003 Equity Incentive Plan, which provides for stock option and restricted stock, awards and units. During 2011, the Committee granted equity awards to the Company's named executive officers as described in the table entitled "2011 Grants of Plan-Based Awards."

  Other Compensation

        Benefits.    Executive officers are eligible to participate in our broad-based health and welfare, life insurance, Employee Stock Purchase Plan (ESPP) and 401(k) programs in the same fashion as all other eligible employees.

        Perquisites.    Pursuant to the terms of his employment contract, our CEO received a car allowance of $1,000 per month in 2011. Additionally, in 2011 our CEO was reimbursed an amount of $27,590.40 (including $10,120.15 in tax gross up) to cover the costs of his legal representation in connection with the negotiation of his new employment agreement. Also, in 2011 our CTO was reimbursed an amount of $66,480 to cover the costs of his relocation activities. These cash payments are reflected in the "All Other Compensation" column of the 2011 Summary Compensation Table, below. The Company does not provide any other perquisites to executive officers, nor does the Company currently offer a deferred compensation plan.

Guidelines as to Equity Ownership

        The Company has established stock ownership guidelines for its non-employee directors to better align their interests with those of our stockholders. In 2011, the Company also established stock ownership guidelines for its CEO. These guidelines require our CEO to acquire and hold DTS stock with a value equal to at least three times his base salary within five years of becoming subject to the policy. The Company has not adopted guidelines for equity ownership by its executive officers other than the CEO, but the Committee considers each such officer's level of stock ownership in making its annual equity award decisions. With respect to its 2011 compensation decisions, the Committee considered the level of equity grants that have been made to executive officers in the past combined with the equity awards it determined to grant in 2011 to be sufficient to align the Company's executive officers' interests with those of the Company's stockholders.

Accounting and Tax Issues

        In making compensation decisions, the Committee considers the extent to which the Company's compensation programs will be deductible by the Company for income tax purposes, in particular under Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) generally provides that the Company may not deduct compensation paid to an individual named executive officer in excess of $1,000,000 during any year unless the compensation qualifies as "performance-based" compensation under IRS rules. Because the Committee wants greater flexibility and the ability to utilize subjective factors in the Company's compensation programs, some components of compensation do not qualify as "performance-based" compensation under section 162(m). For example, base salary and cash bonuses that the Company has paid to executive officers to date have not qualified as "performance-based" compensation for this purpose. The Company's restricted stock awards also generally have not been qualified as "performance-based" compensation under section 162(m). The Committee believes that stock option awards granted to date to the Company's executive officers will qualify as "performance-based" compensation so that any compensation amounts related to such option awards will be fully deductible by the Company. Equity awards may be made from our 2003 Equity Plan and our 2005 Performance Incentive Plan.

        Since late 2004, newly-enacted federal tax law governs nonqualified deferred compensation arrangements. This new law requires inclusion in income amounts arising under non-qualifying deferred compensation arrangements, even where such amounts have not been received by the employee, and imposes a 20% penalty on the employee recipient of such amounts. The Company has had its compensation agreements reviewed by outside counsel and does not believe that it has nonqualified deferred compensation arrangements in place that will fail to comply in good faith with the current guidance available under this statute.

Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements

        Generally, the Company seeks to secure the services of its executive officers with employment contracts. The Company does this to clarify the terms of employment, to define the obligations of the executive and to set forth the circumstances under which he or she may become entitled to severance payments and the amounts and obligations thereof. The Committee believes that the employment agreements provide the Company with reasonable contractual protections and that making severance commitments to the Company's executives leads to stronger retention than if such benefits were not offered. The Company entered into new employment agreements with its named executive officers in 2011. Collectively, these agreements are referred to as the "employment agreements." The employment agreements have not been materially amended and are currently in effect.

        The employment agreements provide the Company a balance of contractual protections in exchange for severance for the executives in the case of termination without "Cause" and resignation for "Good Reason", each as defined below. The employment agreements do not contain a single trigger provision that would generally allow the executive officers to terminate their employment because of a change of control of the Company, nor do they entitle the executive officers to benefits under their employment agreements, solely as a result of change of control of the Company, as if they were terminated without Cause. The Committee structured the employment agreements in this fashion because it believes the executives should not be entitled to such benefits absent other factors, such as a termination without Cause or resignation for Good Reason.

        The Committee, as plan administrator of the Company's 2003 Plan, has the authority to grant options, stock appreciation rights ("SARs") and stock awards and stock units and to structure repurchase rights under that Plan so that the shares subject to those options, SARs, and stock awards and units will immediately vest, or the repurchase rights will terminate, in the event that they are not assumed or substituted in connection with a change of control, whether by merger, asset sale, successful tender offer for more than 50% of our outstanding voting stock or by a change in the majority of the Board members by reason of one or more contested elections for Board membership. Vesting or the termination of repurchase rights will occur either at the time of the change in control or, if the options, SARs or stock awards are assumed or substituted, then vesting or the termination of repurchase rights may occur upon the subsequent involuntary termination of the individual's service within a designated period not to exceed 24 months following the change in control.

        A "Change of Control", as used in each named executive officer's employment agreement, is defined as any one of the following occurrences: (i) any person or entity, including a "group" as contemplated in SEC rules, acquires securities holding 30% or more of the total combined voting power or value of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, or (iii) as a result of or in connection with a contested election of the Company's Board of Directors, the persons who were directors immediately before the election cease to constitute a majority of the members of the Board of Directors.

  Chief Executive Officer Employment Agreement

        The employment agreement with Jon E. Kirchner, the Company's Chief Executive Officer, has an initial term of four years, with one-year renewals thereafter, until the agreement is terminated in accordance with its terms. Mr. Kirchner's annual salary in 2011 was $500,000 and the cost of Mr. Kirchner's benefits was approximately $1,290 per month.

        Under Mr. Kirchner's employment agreement, if his employment is terminated without "Cause" or if he resigns for "Good Reason", he will be entitled to a severance package that shall include (a) a lump sum severance payment equal to 24 months of his base salary then in effect, (b) payment by the Company of premiums required to continue his group health care coverage for a period of 24 months, provided that he remains eligible for those benefits under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") and does not become eligible for health coverage through another employer, (c) full acceleration of vesting of his then-outstanding equity compensation awards (excluding any awards with performance based vesting) and an extension of the exercise period of his stock option or stock appreciation right grants until the earlier of (i) five years from the date of termination or (ii) the remaining life of the equity grants, and (d) 18 months of outplacement services. The severance package is contingent upon, among other things, Mr. Kirchner's release of claims against the Company.

        Mr. Kirchner's employment agreement includes a "double trigger" change in control severance provision, whereby if he is terminated without Cause or resigns for Good Reason within a period that is three months prior to, or 24 months following, a Change of Control of the Company (as defined in his employment agreement), then, in lieu of the severance package described above, he shall be entitled to receive a "CiC Severance Package" that includes (a) a lump sum severance payment equal to two times the sum of (i) his then current base salary plus (ii) the greater of (x) his most recently received annual bonus or (y) the average of his annual bonus of the prior three years immediately preceding the termination date, (b) payment by the Company of premiums required to continue his group health care coverage for a period of 24 months, provided that he remains eligible for those benefits under COBRA and does not become eligible for health coverage through another employer, (c) full acceleration of vesting of his then-outstanding equity compensation awards (excluding any awards with performance based vesting, except to the extent such acceleration is specifically provided for pursuant to the grant documents) and an extension of the exercise period of his stock options or stock appreciation right grants until the earlier of (i) five years from the date of termination, or (ii) the remaining life of the equity grants, and (d) 24 months of outplacement services. The CiC Severance Package is conditioned upon, among other things, Mr. Kirchner's release of claims against the Company and, to the extent he sells all of his ownership interest in the Company as part of the Change of Control transaction, that he will not compete or solicit Company customers for a period of two years following the change of control.

        Under Mr. Kirchner's employment agreement, a termination for "Cause" occurs only in the case of (a) gross negligence, recklessness or willful misconduct on the part of Mr. Kirchner relating to the business of the Company, (b) acts of Mr. Kirchner that are materially adverse to the Company's interests, (c) material breach by him of the employment agreement, (d) breach by him of the Company's Proprietary Information and Inventions Agreement, (e) Mr. Kirchner's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude or that otherwise negatively impacts his ability to effectively perform his duties, or (f) his willful neglect of duties or his inability to perform the essential functions of the position, with or without reasonable accommodation, due to a mental or physical disability or death.

        Under Mr. Kirchner's employment agreement "Good Reason" means the occurrence of any of the following events or conditions, without his consent: (a) a material reduction in his duties, authority or responsibilities, (b) a material reduction in his annual base salary or annual bonus or incentive compensation opportunity as in effect as of the date hereof or as the same may be increased from time to time, (c) a material diminution in the authority, duties or responsibilities of the supervisor to whom he is required to report, including a requirement that Mr. Kirchner report to a corporate officer or employee instead of directly to the Company's Board of Directors, (d) a material diminution in the budget over which Mr. Kirchner retains authority, (e) the relocation of his principal place of employment to a location more than 30 miles from his principal place of employment immediately prior to his termination or the Company's requirement that he be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations, (f) any action or inaction that constitutes a material breach by the Company of the employment agreement or any other agreement between the Company and Mr. Kirchner, or any material breach by the Company of a policy relating to the benefits to which he is entitled, or (g) any material reduction in the value of any of the benefits provided to Mr. Kirchner as of the date of his 2011 employment agreement or as increased from time to time.

  Employment Agreements for Other Named Executive Officers

        The employment agreements with each of our named executive officers other than our CEO are substantially similar to that of our CEO, except as noted below. Each has an initial term of three years, with one-year renewals thereafter, until the agreement is terminated in accordance with its terms.

Annual salaries for 2011 are as noted above and in the Summary Compensation Table below. The cost of benefits for each such officer in 2011 was between $969 and $1,296 per month.

        Under each of the employment agreements, if employment is terminated without Cause or if the executive resigns for Good Reason, he will be entitled to a severance package that shall include (a) a lump sum severance payment equal to 12 months of his base salary then in effect, (b) payment by the Company of premiums required to continue his group health care coverage for a period of 12 months, provided that he remains eligible for those benefits under COBRA and does not become eligible for health coverage through another employer, (c) full acceleration of vesting of his then-outstanding stock options and any restricted stock units or awards granted prior to 2011 (excluding any awards with performance based vesting) and an extension of the exercise period of his stock option or stock appreciation right grants until the earlier of (i) five years from the date of termination or (ii) the remaining life of the equity grants, and (d) 12 months of outplacement services. The severance package is contingent upon, among other things, the executive's release of claims against the Company.

        Each of the employment agreements include a "double trigger" charge in control severance provision, whereby the executive officer is terminated without Cause or resigns for Good Reason within a period that is three months prior to, or 24 months following, a Change of Control of the Company (as defined in his employment agreement), then, in lieu of the severance package described above, he shall be entitled to receive a "CiC Severance Package" that includes (a) a lump sum severance payment equal to one and a half (1.5) times the sum of (i) his then current base salary plus (ii) the greater of (x) his most recently received annual bonus or (y) the average of his annual bonus of the prior three years immediately preceding the termination date, (b) payment by the Company of premiums required to continue his group health care coverage for a period of 18 months, provided that he remains eligible for those benefits under COBRA and does not become eligible for health coverage through another employer, (c) full acceleration of vesting of his then-outstanding equity compensation awards (excluding any awards with performance based vesting, except to the extent such acceleration is specifically provided for pursuant to the grant documents) and an extension of the exercise period of his stock options or stock appreciation right grants until the earlier of (i) five years from the date of termination, or (ii) the remaining life of the equity grants, and (d) 18 months of outplacement services. The CiC Severance Package is conditioned upon, among other things, the executive's release of claims against the Company and, to the extent he sells all of his ownership interest in the Company as part of the Change of Control transaction, that he will not compete or solicit Company customers for a period of 12 months following the change of control.

        Under the employment agreements, the definition of "Cause" is substantially similar to that included in the employment agreement of our CEO, and "Good Reason" means the occurrence of any of the following events or conditions, without the executive's consent: (a) a material reduction in his duties, authority or responsibilities, (b) a requirement, following a Change of Control, that the executive report to someone other than the person principally responsible for the performance of the Company's business, (c) a material nonvoluntary reduction in the executive's annual base salary or bonus as in effect on the date of the employment agreement, other than a reduction of not more than 15% that generally applies to all officers of the Company, (d) the relocation of the executive's principal place of employment to a location more than 30 miles from his principal place of employment immediately prior to his termination or the Company's requirement that he be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with his present business travel obligations, (e) any action or inaction that constitutes a material breach by the Company of the employment agreement or any other agreement between the Company and the executive, or any material breach by the Company of a policy relating to the benefits to which the executive is entitled, or (f) any material reduction in the value of any of the benefits provided to the executive as of the date of his 2011 employment agreement or as increased from time to time.

 REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee (the "Committee") of our Board of Directors has submitted the following report for inclusion in this Proxy Statement:

        The Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on the Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

        The foregoing report is provided by the following directors, who constitute the Committee:

COMPENSATION COMMITTEE
Craig Andrews, Chair Brad Duea Ronald Stone

        The preceding "Compensation Committee Report" shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

Summary Compensation Table

        The following table sets forth information concerning compensation for services to us during fiscal 2011, 2010 and 2009 by the persons serving as our chief executive officer (principal executive officer), our chief financial officer (principal financial officer), and our three next most highly compensated executive officers as of December 31, 2011. The persons listed below are collectively referred to as the "named executive officers."

2011 SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Jon E. Kirchner(5)	2011	490,192	—	2,275,196	1,011,739	—	—	40,200	3,817,327
Chairman and Chief	2010	454,210	—	393,900	906,406	594,750	—	14,773	2,364,039
Executive Officer	2009	443,731	—	392,750	925,185	355,000	—	37,849	2,154,515
Melvin L. Flanigan	2011	307,269	—	732,860	361,296	—	—	610	1,402,035
Executive Vice	2010	287,692	—	157,560	341,235	160,345	—	86	946,918
President, Finance and Chief Financial Officer	2009	282,885	—	96,145	219,824	100,000	—	472	699,326
Brian D. Towne(6)	2011	332,692	—	1,095,883	404,696	—	—	80	1,833,351
Executive Vice	2010	307,077	—	210,080	426,544	200,000	—	86	1,143,787
President and Chief Operating Officer	2009	285,385	—	96,145	277,556	115,000	—	472	774,558
Frederick L. Kitson(7)	2011	327,693	—	812,570	361,296	—	—	66,480	1,568,039
Executive Vice President and Chief Technology Officer	2010	265,846	—	432,000	649,725	176,000	—	46,675	1,570,246
Blake A. Welcher	2011	308,308	—	747,692	397,462	—	—	610	1,454,072
Executive Vice	2010	272,308	—	157,560	341,235	180,000	—	86	951,189
President, Legal and General Counsel	2009	267,308	—	96,145	219,824	100,000	—	472	683,749

(1)
The amounts in column (e) reflect the aggregate grant date fair value of stock awards granted by us in 2011, 2010 and 2009, as applicable, determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"). All stock awards to the named executive officers have been in the form of restricted stock awards or units granted under the 2003 Plan on February 16, 2011, February 27, 2011, February 18, 2010 (February 26, 2010 for Mr. Kitson) and February 18, 2009. Except for the market stock unit ("MSU") awards granted on February 27, 2011, the grant date fair values of these shares are based on the fair value of our common stock on the date of grant, which is determined as the closing market price per share of our common stock on the date of grant. The closing prices of our common stock on February 16, 2011, February 18, 2010 (February 26, 2010 for Mr. Kitson) and February 18, 2009 were $46.35, $26.26 ($32.00 for Mr. Kitson) and $15.71 per share, respectively. The grant date fair value for the MSU awards was measured using the Monte Carlo simulation model. Additional information regarding these stock awards is set forth in the "Grants of Plan-Based Awards," "Outstanding Equity Awards at Fiscal Year End" and "Option Exercises and Stock Vested" tables.

(2)
The amounts in column (f) reflect the aggregate grant date fair value of option awards granted by us in 2011, 2010 and 2009, as applicable, determined in accordance with GAAP. The actual value of the options to the executive, if any, will depend on the excess of our stock price over the exercise price on the date the option is exercised. The actual value realized by the executive upon exercise of the options may be higher or lower than the value shown in column (f). Additional information regarding these options is set forth in the "Grants of Plan-Based Awards," "Outstanding Equity Awards at Fiscal Year End" and "Option Exercises and Stock Vested" tables. For additional information, refer to Footnote 11, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2012.

(3)
The amounts in column (g) reflect the cash awards earned under our Annual Cash Incentive Compensation Plan, which is discussed under the heading "Annual Performance-Based Cash Incentives" of our Compensation Discussion and Analysis above.

(4)
The amounts shown in column (i) represent, for each named executive officer, the premiums paid by us for a life insurance policy for the benefit of the officers. In addition, Mr. Kirchner received a $12,000 annual automobile allowance in 2011 and 2010, and he was reimbursed $27,590 for legal services associated with his employment agreement in 2011. Mr. Kitson was reimbursed $66,400 and $46,604 for relocation expenses in 2011 and 2010, respectively. Mr. Kirchner also received a $12,462 annual automobile allowance in 2009, and he was reimbursed $25,000 for out-of-pocket expenses related to the airfare, boarding costs for his wife and young child to accompany him on his approximately five (5) weeks overseas assignment.

(5)
Mr. Kirchner served as our President and Chief Executive Officer during 2009. In February 2010, our board of directors appointed him Chairman and Chief Executive Officer.

(6)
Mr. Towne served as our Senior Vice President and General Manager, Consumer Division during the start of 2009. In February 2009, our board of directors appointed him Executive Vice President and General Manager. In June 2010, our board of directors appointed him Executive Vice President and Chief Operating Officer.

(7)
Mr. Kitson began employment with us as our Executive Vice President and Chief Technology Officer on February 26, 2010.

Plan-Based Awards Granted in Last Fiscal Year

        The following table provides information relating to plan-based awards granted to the named executive officers during the fiscal year ended December 31, 2011.

2011 GRANTS OF PLAN-BASED AWARDS TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)(2)	Target ($)	Maximum ($)	Threshold (#)(4)	Target (#)	Maximum (#)
Jon E. Kirchner	N/A	$25,000	$500,000	$937,500	—	—	—	—	—	—	—
	02/27/2011	—	—	—	10,500	70,000	140,000	—	—	—	$1,859,900
	02/16/2011	—	—	—	—	—	—	8,960		—	$415,296
	02/16/2011	—	—	—	—	—	—		54,550	$46.35	$1,011,739
Melvin L. Flanigan	N/A	$8,580	$171,600	$321,750	—	—	—	—	—	—	—
	02/27/2011	—	—	—	3,300	22,000	44,000	—	—	—	$584,540
	02/16/2011	—	—	—	—	—	—	3,200	—	—	$148,320
	02/16/2011	—	—	—	—	—	—	—	19,480	$46.35	$361,296
Brian D. Towne	N/A	$10,050	$201,000	$376,875	—	—	—	—	—	—	—
	02/27/2011	—	—	—	5,250	35,000	70,000	—	—	—	$929,950
	02/16/2011	—	—	—	—	—	—	3,580	—	—	$165,933
	02/16/2011	—	—	—	—	—	—	—	21,820	$46.35	$404,696
Frederick L. Kitson	N/A	$9,075	$181,500	$340,313	—	—	—	—	—	—	—
	02/27/2011	—	—	—	3,750	25,000	50,000	—	—	—	$664,250
	02/16/2011	—	—	—	—	—	—	3,200	—	—	$148,320
	02/16/2011	—	—	—	—	—	—	—	19,480	$46.35	$361,296
Blake A. Welcher	N/A	$8,745	$174,900	$327,938	—	—	—	—	—	—	—
	02/27/2011	—	—	—	3,300	22,000	44,000	—	—	—	$584,540
	02/16/2011	—	—	—	—	—	—	3,520	—	—	$163,152
	02/16/2011	—	—	—	—	—	—	—	21,430	$46.35	$397,462

(1)
Amounts in columns (c), (d) and (e) represent the potential threshold, target and maximum payouts under our 2011 Annual Cash Incentive Compensation Plan. The amounts in columns (c), (d) and (e) are calculated as discussed in our Compensation Discussion and Analysis based on the base salary in effect for each officer at December 31, 2011. Additional information regarding this plan is set forth under "Annual Performance-Based Cash Incentives" in our Compensation Discussion and Analysis above.

(2)
As the threshold amounts of revenue and profit for 2011 were not met, no payouts were made. Additional information regarding this plan is set forth under "Annual Performance-Based Cash Incentives" in our Compensation Discussion and Analysis above.

(3)
Amounts in columns (f), (g) and (h) represent the potential threshold, target and maximum payouts pursuant to the MSU agreements approved by the Compensation Committee of the Board of Directors on February 27, 2011. For additional information, refer to Footnote 11,

  "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2012.

(4)
If the threshold amounts of certain performance criteria are not met, no award would be made. For additional information, refer to Footnote 11, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2012

(5)
Amounts in column (l) represent the aggregate grant date fair values of the equity awards set forth in columns (g), (i) and (j) determined in accordance with GAAP. All equity awards were granted under the 2003 Plan. The grant date fair value for the MSU awards was measured using the Monte Carlo simulation model. The actual value, if any, an executive may realize will depend on the attainment of certain performance criteria. The actual value realized by the executive upon exercise of the options may be higher or lower than the value shown in column (l). The aggregate grant date fair value for the restricted stock units is based on the grant date fair value of the underlying shares, which is $46.35 per share, the closing price of our common stock on the grant date. The aggregate grant date fair value for the stock options is based on the Black-Scholes option valuation method. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The actual value realized by the executive upon exercise of the options may be higher or lower than the value shown in column (l). For additional information, refer to Footnote 11, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2012.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information relating to outstanding equity awards held by the named executive officers at fiscal year end, December 31, 2011.

2011 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jon E. Kirchner	—		54,550	(3)	—	$46.35	02/16/2021	8,960	(13)	$244,070	70,000	—
	21,250	(4)	63,750	(4)	—	$26.26	02/18/2020	11,250	(14)	$306,450	—	—
	75,000	(6)	75,000	(6)	—	$15.71	02/18/2019	12,500	(16)	$340,500	—	—
	75,000	(7)	25,000	(7)	—	$22.45	02/20/2018	6,250	(17)	$170,250	—	—
	67,000	(9)	—		—	$18.32	02/23/2016	—		—	—	—
	100,000	(10)	—		—	$16.55	05/19/2015	—		—	—	—
	50,000	(11)	—		—	$23.55	01/06/2014	—		—	—	—
	20,361	(12)	—		—	$1.02	09/16/2012	—		—	—	—
Melvin L. Flanigan	—		19,480	(3)	—	$46.35	02/16/2021	3,200	(13)	$87,168	22,000	—
	8,000	(4)	24,000	(4)	—	$26.26	02/18/2020	4,500	(14)	$122,580	—	—
	17,820	(6)	17,820	(6)	—	$15.71	02/18/2019	3,060	(16)	$83,354	—	—
	18,000	(7)	6,000	(7)	—	$22.45	02/20/2018	1,500	(17)	$40,860	—	—
	16,000	(8)	—		—	$23.99	03/06/2017	—		—	—	—
	20,000	(9)	—		—	$18.32	02/23/2016	—		—	—	—
	30,000	(10)	—		—	$16.55	05/19/2015	—		—	—	—
	30,000	(11)	—		—	$23.55	01/06/2014	—		—	—	—
	15,000	(12)	—		—	$1.02	09/16/2012	—		—	—	—
Brian D. Towne	—		21,820	(3)	—	$46.35	02/16/2021	3,580	(13)	$97,519	35,000	—
	10,000	(4)	30,000	(4)	—	$26.26	02/18/2020	6,000	(14)	$163,440	—	—
	11,250	(6)	22,500	(6)	—	$15.71	02/18/2019	3,060	(16)	$83,354	—	—
	22,500	(7)	7,500	(7)	—	$22.45	02/20/2018	1,500	(17)	$40,860	—	—
	8,000	(8)	—		—	$23.99	03/06/2017	—		—	—	—
Frederick L. Kitson	—		19,480	(3)	—	$46.35	02/16/2021	3,200	(13)	$87,168	25,000	—
	—		37,500	(5)	—	$32.00	02/26/2020	10,125	(15)	$275,805	—	—
Blake A. Welcher	—		21,430	(3)	—	$46.35	02/16/2021	3,520	(13)	$95,885	22,000	—
	8,000	(4)	24,000	(4)	—	$26.26	02/18/2020	4,500	(14)	$122,580	—	—
	17,820	(6)	17,820	(6)	—	$15.71	02/18/2019	3,060	(16)	$83,354	—	—
	15,000	(7)	5,000	(7)	—	$22.45	02/20/2018	1,250	(17)	$34,050	—	—
	16,000	(8)	—		—	$23.99	03/06/2017	—		—	—	—
	3,434	(11)	—		—	$23.55	01/06/2014	—		—	—	—

(1)
Reflects the value as calculated based on the closing price of our common stock on December 31, 2011 of $27.24 per share.

(2)
On February 27, 2011, the Compensation Committee of the Board of Directors of the Company approved MSU agreements for the grant of certain performance-based equity awards under the Company's 2003 Stock Plan. For additional information, refer to Footnote 11, "Stock-Based Compensation," to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2012. Given the performance criteria required for payout, these MSUs have a market value of zero at December 31, 2011.

(3)
The option was granted on February 16, 2011 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(4)
The option was granted on February 18, 2010 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(5)
The option was granted on February 26, 2010 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(6)
The option was granted on February 18, 2009 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(7)
The option was granted on February 20, 2008 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(8)
The option was granted on March 6, 2007 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(9)
The option was granted on February 23, 2006 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(10)
The option was granted on May 19, 2005 and vests and becomes exercisable at a rate of 25% per year on each of the first four anniversaries of the grant date.

(11)
The option was vested and exercisable in full as of November 17, 2005.

(12)
The option was vested and exercisable in full as of September 16, 2006.

(13)
The vesting schedule of these restricted stock units is 25% per year on each of the first four anniversaries of February 15, 2011. One-fourth of these units vested on February 15, 2012, and the remaining three-fourths will vest in equal installments on February 15, 2013, February 15, 2014 and February 15, 2015.

(14)
The vesting schedule of the restricted stock award pursuant to which these shares were issued is 25% per year on each of the first four anniversaries of February 15, 2010. One-third of these shares vested on February 15, 2012, and the remaining two-thirds will vest in equal installments on February 15, 2013 and February 15, 2014.

(15)
The vesting schedule of the restricted stock award pursuant to which these shares were issued is 25% per year on each of the first four anniversaries of February 26, 2010. One-third of these shares vested on February 26, 2012, and the remaining two-thirds will vest in equal installments on February 26, 2013 and February 26, 2014.

(16)
The vesting schedule of the restricted stock award pursuant to which these shares were issued is 25% per year on each of the first four anniversaries of February 15, 2009. One-half of these shares vested on February 15, 2012, and the remaining shares will vest on February 15, 2013.

(17)
The vesting schedule of the restricted stock award pursuant to which these shares were issued is 25% per year on each of the first four anniversaries of February 15, 2008. All of these shares vested on February 15, 2012.

Option Exercises and Stock Vested

        The following table summarizes the option exercises and restricted stock awards that vested during the fiscal year ended, December 31, 2011.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jon E. Kirchner	31,000	$855,486	16,250	$771,388
Melvin L. Flanigan	—	—	5,530	$261,999
Brian D. Towne	—	—	5,530	$262,254
Frederick L. Kitson	12,500	$173,335	3,375	$154,406
Blake A. Welcher	—	—	5,280	$250,132

(1)
All of the shares reported in column (b) were sold upon exercise of the options. The value realized reported in this column (c) is based upon the price at which the shares acquired upon exercise were sold net of the exercise price for acquiring such shares.

Payments upon Termination or Change in Control

        The following table describes the potential payments and benefits upon termination of our Named Executive Officers' employment for other than cause, death or disability or as a result of constructive termination before or after a change in control of the Company, as if each officer's employment terminated as of December 31, 2011. For purposes of valuing the severance and vacation payout payments in the table below, we used each officer's base salary rate currently in effect and the number of accrued but unused vacation days on December 31, 2011. For purposes of valuing the unvested stock awards and units, we used the closing stock price on December 31, 2011, which was $27.24, multiplied by the number of unvested stock awards and units. For purposes of valuing the option awards, we used the closing stock price on December 31, 2011 less the exercise price per option multiplied by the number of unvested options. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event were to occur on any other date, when our stock price was different or if any other assumption used to estimate potential payments and benefits differed from those used herein. Due to the number of factors that affect the nature and amount of any potential payments or benefits, actual payments and benefits may differ from those presented in the table below. Additionally, pursuant to the terms of our 2003 Equity Incentive Plan, in the event that outstanding equity awards are not assumed or substituted in connection with certain fundamental transactions, or in the event that within eighteen months following certain fundamental transactions or changes in control an award recipient is terminated for any reason other than death, disability or cause (in each case as described in the Plan), then such equity awards shall accelerate fully.

Name	Termination Scenario(1)	Total ($)	Severance ($)		Bonus ($)	Vacation Payout ($)	Health & Welfare Benefits ($)		Stock Awards ($)	Stock Options ($)
Jon E. Kirchner	For Cause	38,462	—		—	38,462	—		—	—
	Not for Cause/Death/Disability or Constructive Termination	3,192,392	1,000,000	(2)	—	38,462	45,685	(4)	1,061,270	1,046,975
	Change in Control	3,508,975	1,316,583	(3)	—	38,462	45,685	(4)	1,061,270	1,046,975
Melvin L. Flanigan	For Cause	24,000	—		—	24,000	—		—	—
	Not for Cause/Death/Disability or Constructive Termination	950,557	312,000	(5)	—	24,000	22,870	(7)	333,962	257,725
	Change in Control	1,204,774	554,782	(6)	—	24,000	34,305	(8)	333,962	257,725
Brian D. Towne	For Cause	25,769	—		—	25,769	—		—	—
	Not for Cause/Death/Disability or Constructive Termination	1,093,559	335,000	(5)	—	25,769	22,866	(7)	385,174	324,750
	Change in Control	1,377,493	607,500	(6)	—	25,769	34,300	(8)	385,174	324,750
Frederick L. Kitson	For Cause	25,385	—		—	25,385	—		—	—
	Not for Cause/Death/Disability or Constructive Termination	734,522	330,000	(5)	—	25,385	16,164	(7)	362,973	—
	Change in Control	966,272	553,667	(6)	—	25,385	24,247	(8)	362,973	—
Blake A. Welcher	For Cause	24,462	—		—	24,462	—		—	—
	Not for Cause/Death/Disability or Constructive Termination	954,125	318,000	(5)	—	24,462	22,859	(7)	335,869	252,935
	Change in Control	1,217,888	570,333	(6)	—	24,462	34,289	(8)	335,869	252,935

(1)
For events and circumstances that constitute "cause", "constructive termination" and "change in control" with respect to the named executive officers, see "Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements" in our Compensation Discussion and Analysis above. For the purposes of the "Change in Control" scenarios other than with respect to our CEO, we assume that in the event of a change in control, the acquirer or surviving entity assumes or substitutes the named executive officers' stock options and restricted stock awards. If such equity awards are not assumed or substituted, any unvested awards would vest in full upon the change in control. The value of such accelerated vesting, assuming the change in control took place on December 31, 2011, is as set forth in the "Not for Cause/Death/Disability or Constructive Termination" scenarios.

(2)
Consists of a payment equivalent to 24 months of the base salary, payable in a lump sum 60 days following the termination date.

(3)
Consists of a payment equivalent to 24 months of the base salary plus an amount equal to the average annual bonus of the prior three years, payable in a lump sum 60 days following the termination date.

(4)
Consists of continuation of employer paid benefits for 24 months.

(5)
Consists of salary continuation for 12 months, payable in a lump sum 60 days following the termination date.

(6)
Consists of a payment equivalent to 18 months of the base salary plus an amount equal to the average annual bonus of the prior three years, payable in a lump sum 60 days following the termination date.

(7)
Consists of continuation of employer paid benefits for 12 months.

(8)
Consists of continuation of employer paid benefits for 18 months.

  Pension Benefits

        We do not offer any plans that provide for specified retirement payments and benefits other than a tax-qualified 401(k) plan generally available to all employees.

Nonqualified Deferred Compensation

        We do not offer nonqualified deferred compensation.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information as of December 31, 2011 about our equity compensation plans, including our 1997 Stock Option Plan, 2002 Stock Option Plan, 2003 Equity Incentive Plan, 2003 Employee Stock Purchase Plan, 2005 Performance Incentive Plan and 2012 Equity Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,388,225	$24.83	1,625,380
Equity compensation plans not approved by security holders	—	—	—

Totals	2,388,225	$24.83	1,625,380

(1)
The number under column (a) includes 1,927,767 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $24.83 and 460,458 shares issuable upon the vesting of outstanding restricted stock awards and units. Restricted stock awards and units do not require a payment by the recipient to us at the time of vesting. Accordingly, the weighted-average exercise price in column (b) does not take these awards into account.

(2)
Consists of shares available for future issuance under our 2003 Equity Incentive Plan, 2003 Employee Stock Purchase Plan and 2005 Performance Incentive Plan. As of December 31, 2011, an aggregate of 1,299,146 shares of Common Stock were available for issuance under the 2003 Equity Incentive and 2005 Performance Incentive Plans and 326,234 shares of Common Stock were available for issuance under the 2003 Employee Stock Purchase Plan. The 2003 Equity Incentive Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2013, subject to certain limitations, by a number of shares equal to the least of: 1) four percent of the number of shares issued and outstanding on the immediately preceding December 31, 2) 1,500,000 shares, or 3) a number of shares set by the Board of Directors. The 2003 Employee Stock Purchase Plan contains a provision for an automatic increase in the number of shares available for grant each January until and including January 1, 2013, subject to certain limitations, by a number of shares equal to the least of: 1) 500,000 shares, 2) one percent of the number of shares of all classes of Common Stock of the Company outstanding on that date, or 3) amount determined by the Board of Directors. Awards under the 2005 Performance Incentive Plan shall be made in restricted "Stock Awards" from the 2003 Equity Incentive Plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Audit Committee Charter requires the approval or ratification by the Audit Committee of any transaction or series of transactions exceeding $120,000 in any calendar year, in which the Company is a participant and any related person has a direct or indirect material interest. Related persons include our directors, nominees for election as a director, persons controlling over 5% of our common stock and executive officers and the immediate family members of each of these individuals.

        Once a transaction has been identified as requiring such approval, the Audit Committee will review all of the relevant facts and circumstances and approve or disapprove of the transaction. The Audit Committee will take into account such factors as it considers appropriate, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person's interest in the transaction and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in the best interests of the Company.

Company Relationships with Law Firms

        Craig S. Andrews, one of our directors, is Of Counsel at the law firm of DLA Piper LLP (US). During fiscal year 2011, we paid DLA Piper LLP (US) $549,589 for rendering general corporate and other legal services.

Compensation Committee Interlocks and Insider Participation

        The members of our Compensation Committee are Craig S. Andrews, Bradford D. Duea and Ronald N. Stone. None of these individuals has at any time been an officer or employee of ours or any of our subsidiaries. There are no interlocking relationships between any of our executive officers and Compensation Committee members, on the one hand, and the executive officers and compensation committee members of any other companies, on the other hand, nor have any such interlocking relationships existed in the past.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

        Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the applicable rules of the Securities and Exchange Commission. For a stockholder proposal to be included in our proxy materials for the 2013 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than December 12, 2012.

        Stockholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the ninetieth (90th) day prior to the anniversary of the previous year's annual meeting of stockholders. For our annual meeting in 2013, stockholder business that is not intended for inclusion in our proxy materials may be brought before the meeting so long as we receive notice of the proposal not earlier than January 12, 2013, nor later than the close of business on February 11, 2013. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the previous year's annual meeting as specified in our notice of meeting, this advance notice must be given not earlier than the one hundred twentieth (120th) day, nor later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the tenth (10th) day following the day on which public announcement of the date of such annual meeting is first made by us.

        In addition to meeting the advance notice provisions mentioned above, the stockholder in its notice must provide the information required by our Bylaws to bring a stockholder proposal or nominate an individual to serve as a director of the Board.

        A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary upon written request.

OTHER MATTERS

        We know of no other matters to be submitted to the stockholders at the annual meeting. If any other matters properly come before the stockholders at the annual meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend or, if no recommendation is given, according to their best judgment.

 Appendix A
DTS, Inc. 2012 Equity Incentive Plan

i

ii

iii

DTS, INC.
2012 Equity Incentive Plan

        1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

        1.1    Establishment.     The DTS, Inc. 2012 Equity Incentive Plan (the "Plan") was approved by the Board on April 9, 2012, and shall be subject to approval by the stockholders of the Company at which time it shall become effective (the "Effective Date").

        1.2    Purpose.     The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards, and Deferred Compensation Awards.

        1.3    Term of Plan.     The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, on or before ten (10) years from the earlier of the Plan's adoption by the Board and its approval by the stockholders of the Company.

        2.    DEFINITIONS AND CONSTRUCTION.

        2.1    Definitions.     Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a)   "Affiliate" means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms "parent," "subsidiary," "control" and "controlled by" shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

          (b)   "Award" means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award, Other Stock-Based Award or Deferred Compensation Award granted under the Plan.

          (c)   "Award Agreement" means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cash-Based Award" means an Award denominated in cash and granted pursuant to Section 11.

          (f)    "Cashless Exercise" means a Cashless Exercise as defined in Section 6.3(b)(i).

          (g)   "Cause" means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant's theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant's material failure to abide by a Participating Company's code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant's improper use or disclosure of a Participating Company's confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company's reputation or business; (v) the Participant's repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant's conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant's ability to perform his or her duties with a Participating Company.

          (h)   "Change in Control" means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any one or a combination of the following:

            (i)    any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

            (ii)   an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(gg)(iii), the entity to which the assets of the Company were transferred (the "Transferee"), as the case may be; or

            (iii)  approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(h) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

        For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple acquisitions of the voting securities of the Company and/or multiple Ownership Change Events are related and to be treated in the aggregate as a single Change in Control, and its determination shall be final, binding and conclusive.

          (i)    "Code" means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

          (j)    "Committee" means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

          (k)   "Company" means DTS, Inc., a Delaware corporation, or any successor corporation thereto.

          (l)    "Consultant" means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

          (m)  "Covered Employee" means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a "covered employee" as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a "Covered Employee" under this Plan for such applicable Performance Period.

          (n)   "Deferred Compensation Award" means an Award granted to a Participant pursuant to Section 12.

          (o)   "Director" means a member of the Board.

          (p)   "Disability" means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

          (q)   "Dividend Equivalent Right" means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

          (r)   "Employee" means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion, whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the terms of the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.

          (s)   "ERISA" means the Employee Retirement Income Security Act of 1974 and any applicable regulations or administrative guidelines promulgated thereunder.

          (t)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (u)   "Fair Market Value" means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

            (i)    Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

            (ii)   Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

            (iii)  If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

          (v)   "Full Value Award" means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

          (w)  "Incentive Stock Option" means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

          (x)   "Incumbent Director" means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

          (y)   "Insider" means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

          (z)   "Net Exercise" means a Net Exercise as defined in Section 6.3(b)(iii).

          (aa) "Nonemployee Director" means a Director who is not an Employee.

          (bb) "Nonemployee Director Award" means any Award granted to a Nonemployee Director.

          (cc)  "Nonstatutory Stock Option" means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

          (dd) "Officer" means any person designated by the Board as an officer of the Company.

          (ee) "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

          (ff)  "Other Stock-Based Award" means an Award denominated in shares of Stock and granted pursuant to Section 11.

          (gg) "Ownership Change Event" means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

          (hh) "Parent Corporation" means any present or future "parent corporation" of the Company, as defined in Section 424(e) of the Code.

          (ii)   "Participant" means any eligible person who has been granted one or more Awards.

          (jj)   "Participating Company" means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

          (kk) "Participating Company Group" means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

          (ll)   "Performance Award" means an Award of Performance Shares or Performance Units.

          (mm)  "Performance Award Formula" means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of the applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

          (nn) "Performance-Based Compensation" means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

          (oo) "Performance Goal" means a performance goal established by the Committee pursuant to Section 10.3.

          (pp) "Performance Period" means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

          (qq) "Performance Share" means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

          (rr)  "Performance Unit" means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

          (ss)  "Predecessor Plan" means the 2003 Equity Incentive Plan of DTS, Inc., as amended.

          (tt)  "Restricted Stock Award" means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

          (uu) "Restricted Stock Bonus" means Stock granted to a Participant pursuant to Section 8.

          (vv) "Restricted Stock Purchase Right" means a right to purchase Stock granted to a Participant pursuant to Section 8.

          (ww)  "Restricted Stock Unit" means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

          (xx) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

          (yy) "SAR" or "Stock Appreciation Right" means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

          (zz)  "Section 162(m)" means Section 162(m) of the Code.

          (aaa)  "Section 409A" means Section 409A of the Code.

          (bbb)  "Section 409A Deferred Compensation" means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

          (ccc)  "Securities Act" means the Securities Act of 1933, as amended.

          (ddd)  "Service" means a Participant's employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's Service. Furthermore, a Participant's Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant's Service shall be deemed to have terminated, unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

          (eee)  "Stock" means the common stock of the Company, as adjusted from time to time in accordance with Section 4.4.

          (fff) "Stock Tender Exercise" means a Stock Tender Exercise as defined in Section 6.3(b)(ii).

          (ggg)  "Subsidiary Corporation" means any present or future "subsidiary corporation" of the Company, as defined in Section 424(f) of the Code.

          (hhh)  "Ten Percent Owner" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

          (iii)  "Trading Compliance Policy" means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company's equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

          (jjj)  "Vesting Conditions" mean those conditions established in accordance with the Plan prior to the satisfaction of which an Award or shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant's monetary purchase price, if any, for such shares upon the Participant's termination of Service.

        2.2    Construction.     Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        3.    ADMINISTRATION.

        3.1    Administration by the Committee.     The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

        3.2    Authority of Officers.     Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has apparent authority with respect to such matter, right, obligation, determination or election. The Board or Committee may, in its discretion, delegate to a committee comprised of one or more Officers and/or Directors, the authority to grant one or more Awards, without further approval of the Board or the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Person; provided, however, that (a) no Employee may be granted pursuant to such delegation one or more Awards in any fiscal year of the Company for more than 200,000 shares of Stock, (b) the exercise price per share of each such Award which is an Option or SAR shall be not less than the Fair Market Value per share of the Stock on the effective date of grant (or, if the Stock has not traded on such date, on the last day preceding the effective date of grant on which the Stock was traded), (c) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (d) each such Award shall conform to guidelines as shall be established from time to time by resolution of the Board or the Committee.

        3.3    Administration with Respect to Insiders.     With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

        3.4    Committee Complying with Section 162(m).     If the Company is a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors"

within the meaning of Section 162(m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

        3.5    Powers of the Committee.     In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

          (a)   to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

          (b)   to determine the type of Award granted;

          (c)   to determine the Fair Market Value of shares of Stock or other property;

          (d)   to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

          (e)   to determine whether an Award will be settled in shares of Stock, cash, other property or in any combination thereof;

          (f)    to approve one or more forms of Award Agreement;

          (g)   to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

          (h)   to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of Service;

          (i)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

          (j)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

        3.6    Option or SAR Repricing.     Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock ("Underwater Awards") and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards, or payments in cash, or (b) the amendment of outstanding

Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.4.

        3.7    Indemnification.     In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, to the extent permitted by applicable law, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

        4.    SHARES SUBJECT TO PLAN.

        4.1    Maximum Number of Shares Issuable.     Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to Awards shall be equal to 1,500,000 (reduced by the number of awards granted under the Predecessor Plan after April 9, 2012 and before the Plan's Effective Date) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

        4.2    Adjustment for Unissued Predecessor Plan Shares.     The maximum aggregate number of shares of Stock that may be issued under the Plan as set forth in Section 4.1 shall be cumulatively increased from time to time by:

          (a)   the number of shares of Stock subject to that portion of any option or other award outstanding pusuant to the Predecessor Plan as of the Effective Date which, on or after the Effective Date, expires or is terminated or canceled for any reason without having been exercised or settled in full; and

          (b)   the number of shares of Stock acquired pursuant to a Predecessor Plan subject to forfeiture or repurchase by the Company at the Participant's purchase price which, on or after the Effective Date, is so forfeited or repurchased (with such shares of Stock being added on a 1:1 basis)

provided, however, that the aggregate number of shares of Stock authorized for issuance under the Predecessor Plans that may become authorized for issuance under the Plan pursuant to this Section 4.2 shall not exceed 3,186,119.

        4.3    Share Counting.

          (a)   Each share of Stock subject to an Award other than a Full Value Award shall be counted against the limit set forth in Section 4.1 as one (1) share. Each one (1) share of Stock subject to a Full Value Award granted pursuant to the Plan or forfeited or repurchased pursuant to Section 4.3(b) shall be counted for purposes of the limit set forth in Section 4.1 as 1.71 shares of Stock.

          (b)   If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan (and shall be added back to the share reserve set forth in Section 4.1 based on the same ratio set forth in Section 4.3(a) with respect to the type of Award which is terminated, forfeited, or repurchased). Shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Shares withheld or reacquired by the Company in satisfaction of tax withholding obligations applicable to SARs and Options pursuant to Section 17.2 shall not again be available for issuance under the Plan. Shares withheld by the Company in satisfaction of tax withholding obligations described in Section 17.2 with respect to Full Value Awards shall again be available for issuance under the Plan. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the SAR is exercised. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised.

        4.4    Adjustments for Changes in Capital Structure.     Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, the Award limits set forth in Section 5.3, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

        4.5    Assumption or Substitution of Awards.     The Committee may, without affecting the number of shares of Stock reserved or available hereunder, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

        5.    ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

        5.1    Persons Eligible for Awards.     Awards may be granted only to Employees, Consultants and Directors.

        5.2    Participation in the Plan.     Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

        5.3    Award Limitations.

          (a)    Incentive Stock Option Limitations.

            (i)    Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.    Subject to adjustment as provided in Sections 4.2, 4.3 and 4.4, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 1,500,000.

            (ii)   Persons Eligible.    An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an "ISO-Qualifying Corporation"). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

            (iii)  Fair Market Value Limitation.    To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

          (b)    Section 162(m) Award Limits.    Subject to adjustment as provided in Section 4.4, no Employee shall be granted within any fiscal year of the Company one or more Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate are for more than 500,000 shares or, if applicable, which could result in such Employee receiving more than 500,000 for each full fiscal year of the Company contained in the Performance Period for such Award. Notwithstanding the foregoing, with respect to a newly hired Participant, the share limit set forth above shall be 750,000. With respect to an Award of Performance Based Compensation payable in cash, the maximum amount shall be $7,500,000 for each fiscal year contained in the Performance Period.

        6.    STOCK OPTIONS.

        Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        6.1    Exercise Price.     The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.

        6.2    Exercisability and Term of Options.     Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee's death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

        6.3    Payment of Exercise Price.

          (a)    Forms of Consideration Authorized.    Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Committee and subject to the limitations contained in Section 6.3(b), by means of (1) a Cashless Exercise, (2) a Stock Tender Exercise or (3) a Net Exercise; (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (iv) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

          (b)    Limitations on Forms of Consideration.

            (i)    Cashless Exercise.    A "Cashless Exercise" means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

            (ii)   Stock Tender Exercise.    A "Stock Tender Exercise" means the delivery of a properly executed exercise notice accompanies by a Participant's tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock owned by the Participant having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised. A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

            (iii)  Net Exercise.    A "Net Exercise" means the delivery of a properly executed exercise notice followed by a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

        6.4    Effect of Termination of Service.

          (a)    Option Exercisability.    Subject to earlier termination of the Option as otherwise provided by this Plan and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant's termination of Service to the extent that it is then unvested and shall be exercisable after the Participant's termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate. Except as otherwise provided in the Award Agreement, or other agreement governing the Option, vested Options shall remain exercisable failing a termination of Service as follows:

            (i)    Disability.    If the Participant's Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant (or the Participant's guardian or legal representative) at any time prior to the expiration of one (1) year after the date on which the Participant's Service terminated, but in any event no later than the date of expiration of the Option's term as set forth in the Award Agreement evidencing such Option (the "Option Expiration Date").

            (ii)   Death.    If the Participant's Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant's legal representative or other person who acquired the right to exercise the Option by reason of the Participant's death at any time prior to the expiration of one (1) year after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date. The Participant's Service shall be deemed to have terminated on account of death if the Participant dies within ninety (90) days after the Participant's termination of Service.

            (iii)  Termination for Cause.    Notwithstanding any other provision of the Plan to the contrary, if the Participant's Service is terminated for Cause or if, following the Participant's termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

            (iv)  Other Termination of Service.    If the Participant's Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant's Service terminated, may be exercised by the Participant at any time prior to the expiration of ninety (90) days after the date on which the Participant's Service terminated, but in any event no later than the Option Expiration Date.

          (b)    Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.4(a) is prevented by the provisions of Section 15 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4(a), but in any event no later than the Option Expiration Date.

        6.5    Transferability of Options.     During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant's guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option may be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act. An Incentive Stock Option shall not be assignable or transferable in any manner.

        7.    STOCK APPRECIATION RIGHTS.

        Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        7.1    Types of SARs Authorized.     SARs may be granted in tandem with all or any portion of a related Option (a "Tandem SAR") or may be granted independently of any Option (a "Freestanding SAR"). A Tandem SAR may only be granted concurrently with the grant of the related Option.

        7.2    Exercise Price.     The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

        7.3    Exercisability and Term of SARs.

          (a)    Tandem SARs.    Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

          (b)    Freestanding SARs.    Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR, and (ii) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such SAR (except in the event of such Employee's death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

        7.4    Exercise of SARs.     Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant's legal representative or other person who acquired the right to exercise the SAR by reason of the Participant's death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

        7.5    Deemed Exercise of SARs.     If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion pursuant to a Net Exercise procedure and withholding of Shares as described in Section 17.2.

        7.6    Effect of Termination of Service.     Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant's termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

        7.7    Transferability of SARs.     During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant's guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such

Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR may be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

        8.    RESTRICTED STOCK AWARDS.

        Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        8.1    Types of Restricted Stock Awards Authorized.     Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

        8.2    Purchase Price.     The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

        8.3    Purchase Period.     A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

        8.4    Payment of Purchase Price.     Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

        8.5    Vesting and Restrictions on Transfer.     Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

        8.6    Voting Rights; Dividends and Distributions.     Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

        8.7    Effect of Termination of Service.     Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant's termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant's termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

        8.8    Nontransferability of Restricted Stock Award Rights.     Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        9.    RESTRICTED STOCK UNIT AWARDS.

        Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        9.1    Grant of Restricted Stock Unit Awards.     Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

        9.2    Purchase Price.     No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

        9.3    Vesting.     Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company's taxable year in which the original vesting date occurred.

        9.4    Voting Rights, Dividend Equivalent Rights and Distributions.     Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

        9.5    Effect of Termination of Service.     Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant's termination of Service.

        9.6    Settlement of Restricted Stock Unit Awards.     The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award

Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

        9.7    Nontransferability of Restricted Stock Unit Awards.     The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        10.    PERFORMANCE AWARDS.

        Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        10.1    Types of Performance Awards Authorized.     Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

        10.2    Initial Value of Performance Shares and Performance Units.     Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 4.4, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

        10.3    Establishment of Performance Period, Performance Goals and Performance Award Formula.     In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

        10.4    Measurement of Performance Goals.     Performance Goals shall be established by the Committee on the basis of targets to be attained ("Performance Targets") with respect to one or more measures of business or financial performance (each, a "Performance Measure"), subject to the following:

          (a)    Performance Measures.    Performance Measures shall be calculated in accordance with the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company's industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

              (i)  revenue;

             (ii)  sales;

            (iii)  expenses;

            (iv)  operating income;

             (v)  gross margin;

            (vi)  operating margin;

           (vii)  earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

          (viii)  pre-tax profit;

            (ix)  net operating income;

             (x)  net income;

            (xi)  economic value added;

           (xii)  free cash flow;

          (xiii)  operating cash flow;

          (xiv)  balance of cash, cash equivalents and marketable securities;

           (xv)  stock price;

          (xvi)  earnings per share;

         (xvii)  return on stockholder equity;

        (xviii)  return on capital;

          (xix)  return on assets;

           (xx)  return on investment;

          (xxi)  total stockholder return;

         (xxii)  employee satisfaction;

        (xxiii)  employee retention;

        (xxiv)  market share;

          (xxv)  customer satisfaction;

        (xxvi)  product development;

       (xxvii)  research and development expenses;

      (xxviii)  completion of an identified special project; and

         (xxix)  completion of a joint venture or other corporate transaction.

          (b)    Performance Targets.    Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, an increase or decrease in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

        10.5    Settlement of Performance Awards.

          (a)    Determination of Final Value.    As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

          (b)    Discretionary Adjustment of Award Formula.    In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant's individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee's Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant's Performance Award that is intended to result in Performance-Based Compensation.

          (c)    Effect of Leaves of Absence.    Unless otherwise required by law or a Participant's Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant's Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

          (d)    Notice to Participants.    As soon as practicable following the Committee's determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

          (e)    Payment in Settlement of Performance Awards.    As soon as practicable following the Committee's determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 16.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death) of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

          (f)    Provisions Applicable to Payment in Shares.    If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

        10.6    Voting Rights; Dividend Equivalent Rights and Distributions.     Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded down to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights shall be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

        10.7    Effect of Termination of Service.     Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award or in the Participant's employment agreement, if any, referencing such Awards, the effect of a Participant's termination of Service on the Performance Award shall be as follows:

          (a)    Death or Disability.    If the Participant's Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

          (b)    Other Termination of Service.    If the Participant's Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety.

        10.8    Nontransferability of Performance Awards.     Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

        11.    CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

        Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

        11.1    Grant of Cash-Based Awards.     Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

        11.2    Grant of Other Stock-Based Awards.     The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

        11.3    Value of Cash-Based and Other Stock-Based Awards.     Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

        11.4    Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.     Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

        11.5    Voting Rights; Dividend Equivalent Rights and Distributions.     Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, appropriate adjustments shall be made in the Participant's Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

        11.6    Effect of Termination of Service.     Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant's Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

        11.7    Nontransferability of Cash-Based Awards and Other Stock-Based Awards.     Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

        12.    DEFERRED COMPENSATION AWARDS.

        12.1    Establishment of Deferred Compensation Award Programs.     This Section 12 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. If the Committee determines that any such program may constitute an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, the Committee shall adopt and implement such program through a separate subplan to this Plan. Eligibility to participate in such subplan shall be limited to Directors and a select group of management or highly compensated employees, and the Committee shall take all additional actions required to qualify such subplan as a "top-hat" unfunded deferred compensation plan, including filing with the U.S. Department of Labor within 120 days following the adoption of such subplan a notice pursuant to Department of Labor Regulations Section 2520.104-23.

        12.2    Terms and Conditions of Deferred Compensation Awards.     Deferred Compensation Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and, except as provided below, shall comply with and be subject to the terms and conditions applicable to the appropriate form of Award as set forth in the applicable section of this Plan.

          (a)    Limitation on Elections.    Notwithstanding any Participant's prior election to reduce cash compensation pursuant to a program established in accordance with this Section 12, no Deferred Compensation Award may be granted to the Participant after termination of the Plan or termination of the Participant's Service, and any such cash compensation shall be paid at the normal time and in accordance with the terms of the applicable cash compensation arrangement.

          (b)    Election Irrevocable.    A Participant's election to reduce cash compensation pursuant to a program established in accordance with this Section 12 shall become irrevocable on the last day of the calendar year prior to the year in which the services are to be rendered with respect to which such cash compensation would otherwise become payable, or at the time otherwise required by Section 409A.

          (c)    Vesting.    Deferred Compensation Awards may be fully vested at grant or may be subject to such Vesting Conditions as the Committee determines.

        13.    STANDARD FORMS OF AWARD AGREEMENT.

        13.1    Award Agreements.     Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means.

        13.2    Authority to Vary Terms.     The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

        14.    CHANGE IN CONTROL.

        14.1    Effect of Change in Control on Awards.     Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

          (a)    Accelerated Vesting.    In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant's Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

          (b)    Assumption, Continuation or Substitution.    In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, assume or continue the Company's rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror's stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award which is not assumed, substituted for or otherwise continued by the Acquiror shall vest in full effective and contingent upon the consummation of the Change in Control. Any Award or portion thereof which is not assumed, substituted for, or otherwise continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

          (c)    Cash-Out of Outstanding Stock-Based Awards.    The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

        14.2    Effect of Change in Control on Nonemployee Director Awards.     Subject to the requirements and limitations of Section 409A, if applicable, including as provided by Section 16.4(f), in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and, except to the extent assumed, continued or substituted for pursuant to Section 14.1(b), shall be settled effective immediately prior to the time of consummation of the Change in Control.

        14.3    Federal Excise Tax Under Section 4999 of the Code.

          (a)    Excess Parachute Payment.    In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an "excess parachute payment" under Section 280G of the Code, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

          (b)    Determination by Independent Accountants.    To aid the Participant in making any election called for under Section 14.3(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an "excess parachute payment" to the Participant as described in Section 14.3(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the "Accountants"). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

        15.    COMPLIANCE WITH SECURITIES LAW.

        The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        16.    COMPLIANCE WITH SECTION 409A.

        16.1    Awards Subject to Section 409A.     The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 16 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

          (a)   A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

          (b)   Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

        Subject to the provisions of Section 409A, the term "Short-Term Deferral Period" means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant's taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company's taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term "substantial risk of forfeiture" shall have the meaning provided by Section 409A.

        16.2    Deferral and/or Distribution Elections.     Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an "Election") that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

          (a)   Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

          (b)   Elections shall be made by the end of the Participant's taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

          (c)   Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 16.3.

        16.3    Subsequent Elections.     Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

          (a)   No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

          (b)   Each subsequent Election related to a payment in settlement of an Award not described in Section 16.4(a)(ii), 16.4(a)(iii) or 16.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

          (c)   No subsequent Election related to a payment pursuant to Section 16.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

          (d)   Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 16.3.

        16.4    Payment of Section 409A Deferred Compensation.

          (a)    Permissible Payments.    Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

            (i)    The Participant's "separation from service" (as defined by Section 409A);

            (ii)   The Participant's becoming "disabled" (as defined by Section 409A);

            (iii)  The Participant's death;

            (iv)  A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 16.2 or 16.3, as applicable;

            (v)   A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

            (vi)  The occurrence of an "unforeseeable emergency" (as defined by Section 409A).

          (b)    Installment Payments.    It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

          (c)    Required Delay in Payment to Specified Employee Pursuant to Separation from Service.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 16.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a "specified employee" (as defined by Section 409A) as of the date of the Participant's separation from service before the date (the "Delayed Payment Date") that is six (6) months after the date of such Participant's separation from service, or, if earlier, the date of the Participant's death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

          (d)    Payment Upon Disability.    All distributions of Section 409A Deferred Compensation payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant's Election. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

          (e)    Payment Upon Death.    If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant's Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant's death. If the Participant has made no Election with respect to distributions of Section 409A Deferred Compensation upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant's death.

          (f)    Payment Upon Change in Control.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 14.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 16.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

          (g)    Payment Upon Unforeseeable Emergency.    The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee's determination that an unforeseeable emergency has occurred. The Committee's decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

          (h)    Prohibition of Acceleration of Payments.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

          (i)    No Representation Regarding Section 409A Compliance.    Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

        17.    TAX WITHHOLDING.

        17.1    Tax Withholding in General.     The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

        17.2    Withholding in or Directed Sale of Shares.     The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to such Participating Company in cash.

        18.    AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

        The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.4), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

        19.    MISCELLANEOUS PROVISIONS.

        19.1    Repurchase Rights.     Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

        19.2    Forfeiture Events.

          (a)   The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

          (b)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve-(12-) month period.

        19.3    Provision of Information.     Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

        19.4    Rights as Employee, Consultant or Director.     No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant's Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee's employer or that the Employee has an employment relationship with the Company.

        19.5    Rights as a Stockholder.     A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.4 or another provision of the Plan.

        19.6    Delivery of Title to Shares.     Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

        19.7    Fractional Shares.     The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

        19.8    Retirement and Welfare Plans.     Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as "compensation" for purposes of computing the benefits payable to any Participant under any Participating Company's retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant's benefit. In addition, unless a written employment agreement or other service agreement references Awards, a general reference to "benefits" in such agreement shall not be deemed to refer to Awards granted hereunder.

        19.9    Beneficiary Designation.     Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

        19.10    Severability.     If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

        19.11    No Constraint on Corporate Action.     Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company's or another Participating Company's right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

        19.12    Unfunded Obligation.     Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

        19.13    Choice of Law.     Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

        IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the DTS, Inc. 2012 Equity Incentive Plan as duly adopted by the Board on April 9, 2012.

/s/ BLAKE A. WELCHER Blake A. Welcher, Secretary

PLAN HISTORY AND NOTES TO COMPANY

April 9, 2012	Board adopts Plan with a reserve of 1,500,000 shares (subject to increases and other adjustments as provided by the Plan), subject to approval by the stockholders of the Company.
May 10, 2012	Plan submitted for approval by the Shareholders of the Company.
Plan approved by the stockholders of the Company.
Form S-8 registration statement covering Plan filed.
IMPORTANT NOTE: IRC 162(m) 5 year reapproval of performance goals
Because the Committee may change the targets under performance goals, Section 162(m) requires stockholder reapproval of the material terms of performance goals no later than the annual meeting in the 5th year following the year in which the public company stockholders initially approved such material terms. See Treas. Reg. 1.162-27(e)(4)(vi).
IMPORTANT NOTE: Implementation of Section 12—Deferred Compensation Awards
Upon establishment of a Deferred Compensation Award program pursuant to Section 12, determine whether such program may constitute an employee pension benefit plan within the meaning of ERISA Sec. 3(2), and, if so, implement such program through a subplan adopted by the committee, with eligibility limited to Directors and a select group of management or highly compensated employees in order to qualify such subplan as a "top-hat" unfunded deferred compensation plan. File notice with Dept. of Labor under ERISA Reg. 2520.104-23 within 120 days of adoption of such subplan in order to exempt the subplan from reporting and disclosure requirements of ERISA.

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1 3 7 4 2 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01G9LC 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. If shares are held jointly, both or all of such persons should sign. Executors, Administrators, Trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the director nominees listed, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4. Change of Address — Please print new address below. 01 - V. Sue Molina 02 - Ronald N. Stone 1. Election of Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain For Against Abstain 2. To approve the DTS, Inc. 2012 Equity Incentive Plan. 4. To ratify and approve Grant Thornton, LLP as the independent registered public accountants of the Company for fiscal year 2012. 3. Say on Pay - An advisory vote on the approval of executive compensation. 5. In their discretion, the proxies are authorized to vote upon all matters incidental to the conduct of the meeting and upon such other business as may properly come before the meeting.

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q This Proxy is Solicited on Behalf of the Board of Directors Proxy for Annual Meeting of Stockholders, Thursday, May 10, 2012 The undersigned hereby appoints Melvin L. Flanigan and Blake A. Welcher or any one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned, to attend the Annual Meeting of Stockholders of DTS, Inc., to be held at the Mediterraneo Room at the Westlake Village Inn, 32037 Agoura Road, Westlake Village, California 91361, United States, at 10:00 a.m. PST, on Thursday, May 10, 2012 and any postponement or adjournment thereof, and, with all powers the undersigned would possess, if present, to vote all shares of Common Stock of the unders igned in DTS, Inc. as designated on the reverse side. The undersigned revokes all previous proxies and acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 10, 2012 and the proxy statement. The Proxy when properly executed will be voted in the manner directed herein by the undersigned. This Proxy confers on the proxyholder discretionary authority to vote on any matter as to which a choice is not specified by the undersigned. If the Proxy is signed, but no vote is specified, this Proxy will be voted: FOR all the director nominees listed in Proposal 1 on the reverse side, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4, and in accordance with the proxies’ best judgment upon all other matters as may properly come before the meeting and any postponement or adjournment thereof. (Continued and to be signed on the reverse side.) . Proxy — DTS, Inc.